UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Digi International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DIGI INTERNATIONAL INC.
11001 Bren Road East
Minnetonka, Minnesota 55343
952/912-3444
December 8, 2009
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Monday, January 25, 2010.
     The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.
Sincerely,
Joseph T. Dunsmore
Chairman of the Board

DIGI INTERNATIONAL INC.
Notice of Annual Meeting of Stockholders
to be held on
January 25, 2010
     The Annual Meeting of Stockholders of Digi International Inc. will be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central Standard Time, on Monday, January 25, 2010, for the following purposes:
     1. To elect two directors for a three-year term.
     2. To approve the Digi International Inc. 2000 Omnibus Stock Plan as Amended and Restated as of December 4, 2009.
     3. To approve the Digi International Inc. Employee Stock Purchase Plan as Amended and Restated as of December 4, 2009.
     4. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2010.
     5. To transact such other business as may properly be brought before the meeting.
     The Board of Directors has fixed November 27, 2009 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.
     Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.
By Order of the Board of Directors,
James E. Nicholson
Secretary
Minnetonka, Minnesota
December 8, 2009

PROXY STATEMENT

GENERAL INFORMATION
     The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (“Digi,” “we,” “us” or “our”), for use in connection with the Annual Meeting of Stockholders to be held on Monday, January 25, 2010, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on November 27, 2009 will be entitled to vote at such meeting or adjournments.
     The address of our principal executive office is 11001 Bren Road East, Minnetonka, Minnesota 55343 and our telephone number is (952) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about December 10, 2009.
     Stockholder Proposals. Stockholder proposals intended to be presented at the 2011 Annual Meeting of Stockholders must be received by us at our principal executive office no later than August 7, 2010, for inclusion in the Proxy Statement for that meeting. Any other stockholder proposals for our 2011 Annual Meeting of Stockholders must be received by us at our principal executive office not less than 60 days prior to the date fixed for such annual meeting, unless we give less than 75 days’ prior public disclosure of the date of the meeting, in which case we must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which we make such public disclosure. With respect to the proposal to conduct any proper business other than the nomination and election of directors, the notice must set forth certain information concerning such proposal, including: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) a description of all securities or contracts, with a value derived in whole or in part from the value of any shares of our company, held by or to which the stockholder is a party; (iv) a description of any material interest of the stockholder in such business; and (v) a representation that the stockholder will appear at the meeting to make the proposal.
     Under our Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to our President. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, our principal executive offices not less than 60 days prior to the date fixed for the meeting, unless we give less than 75 days’ prior public disclosure of the date of the meeting, in which case we must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which we make such public disclosure. The notice must include: (i) all information about the nominee(s) which may be required to be provided in any proxy or information statement pursuant to the Securities Exchange Act of 1934 and rules promulgated thereunder, as amended; (ii) a statement signed by the nominee consenting to the nomination and agreeing to serve as a director if elected; (iii) appropriate evidence that the person submitting the nomination is a stockholder in our company; (iv) a description of all securities or contracts, with a value derived in whole or in part from the value of any shares of our company, held by or to which the person submitting the nomination is a party; (v) a description of any material relationships, including financial transactions and compensation between the stockholder and the proposed nominee(s); and (vi) a representation that the person submitting the nomination will appear at the meeting to nominate the person or persons specified in the submission. A notice will not be deemed to be submitted until all of the required information has been received by our company.
     Expenses of Soliciting. We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. To assist the Company in soliciting proxies for the 2010 Annual Meeting of Stockholders, the Company has retained D.F. King for a total fee not to exceed $6,000 plus out-of-pocket expenses.
     Vote Required. A plurality of the votes of our outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of the proposals to amend and restate our 2000 Omnibus Stock Plan, amend and restate our Employee Stock Purchase Plan and ratify the appointment of auditors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains, withholds authority to vote for the election of directors or does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposal.
     Our Common Stock, par value $.01 per share, is our only authorized and issued voting security. At the close of business on November 27, 2009, there were 24,700,896 shares of Common Stock outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.
HOW TO VOTE
     Your vote is important. We encourage you to vote promptly. Internet and telephone voting is available through 12:00 p.m. Central Time on Friday January 22, 2010. You may vote in one of the following ways:
     By Telephone. If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.
     By Internet. You can also vote your shares by the Internet. Your proxy card indicates the Web site you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.
     By Mail. If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.
     At the Meeting. The way you vote your shares now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.
     All shares that have been properly voted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.
     Revocation of Proxies. You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to
Be Held on January 25, 2010:
The Proxy Statement and Annual Report to Stockholders are available at:
http://www.proxydocs.com/dgii

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
     The following table sets forth the beneficial ownership of our Common Stock, as of November 27, 2009, by each of our directors or nominees for director, by each of our executive officers named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding Common Stock.

			Percentage
	Amount and Nature of		Outstanding
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Shares
Directors, nominees and executive officers:
Joseph T. Dunsmore	413,324	(2)	1.65%
Lawrence A. Kraft	188,791	(3)	*
Subramanian Krishnan	311,334	(4)	1.25%
Joel K. Young	239,320	(5)	*
Guy C. Jackson	121,831	(6)	*
Kenneth E. Millard	58,331	(7)	*
Ahmed Nawaz	161,165	(8)	*
William N. Priesmeyer	76,081	(9)	*
Bradley J. Williams	185,796	(10)	*
All directors, nominees and executive officers as a group (9 persons)	1,755,973	(11)	6.69%
Other beneficial owners:
Barclays Global Investors, NA. 400 Howard Street San Francisco, CA 94105	1,842,769	(12)	7.46%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	2,117,747	(13)	8.57%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,522,244	(14)	10.21%
Riverbridge Partners LLC 801 Nicollet Mall, Suite 600 Minneapolis, MN 55402	1,817,996	(15)	7.36%

*	Less than one percent.

(1)	Fractional shares are rounded to the nearest whole share. Unless otherwise indicated in footnote below, (i) the listed beneficial owner has sole voting power and investment power with respect to such shares, and (ii) no director or executive officer has pledged as security any shares shown as beneficially owned.

(2)	Includes 410,625 shares covered by options which are exercisable within 60 days of the record date.

(3)	Includes 188,791 shares covered by options which are exercisable within 60 days of the record date.

(4)	Includes 289,583 shares covered by options which are exercisable within 60 days of the record date.

(5)	Includes 237,791 shares covered by options which are exercisable within 60 days of the record date.

(6)	Includes 116,831 shares covered by options which are exercisable within 60 days of the record date.

(7)	Includes 58,331 shares covered by options which are exercisable within 60 days of the record date.

(8)	Includes 61,165 shares covered by options which are exercisable within 60 days of the record date and 100,000 shares held in a margin account secured by a pledge of such shares.

(9)	Includes 73,081 shares covered by options which are exercisable within 60 days of the record date.

(10)	Includes 101,331 shares covered by options which are exercisable within 60 days of the record date.

(11)	Includes 1,537,529 shares covered by options which are exercisable within 60 days of the record date held by five non-employee directors and shares covered by options which are exercisable within 60 days of the record date held by four executive officers.

(12)	Includes shares owned through affiliates of Barclays Global Investors, NA. Based on the information contained in a Schedule 13G filed with the SEC on February 6, 2009 reflecting the stockholder’s beneficial ownership as of December 31, 2008. Barclays Global Investors, NA had sole voting power over 606,102 shares and sole investment power over 704,260 shares; Barclays Global Fund Advisors had sole voting power over 833,280 shares and sole investment power over 1,122,239 shares; Barclays Global Investors, Ltd. had sole voting power over no shares and sole investment power over 16,270 shares.

(13)	Based on the information contained in a Schedule 13G, Amendment No. 1, filed with the SEC on February 9, 2009 reflecting the stockholder’s beneficial ownership as of December 31, 2008.

(14)	Based on the information contained in a Schedule 13G, Amendment No. 8, filed with the SEC on April 7, 2009 reflecting the stockholder’s beneficial ownership as of March 31, 2009.

(15)	Based on the information contained in Schedule 13G filed with the SEC on January 28, 2009 reflecting the stockholder’s beneficial ownership as of December 31, 2008. Riverbridge Partners had sole voting power over 1,807,186 shares, shared voting power with respect to 4,900 shares, and sole investment power over 1,817,996 shares. On December 2, 2009, Riverbridge Partners filed Amendment No. 2 to Schedule 13G reflecting beneficial ownership of 2,495,745 shares as of November 30, 2009, a date subsequent to our record date. As of November 30, 2009, Riverbridge Partners had sole voting power over 2,011,530 shares, shared voting power with respect to 9,600 shares, and sole investment power over 2,495,745 shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Our business is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes as nearly equal in number as possible, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at two the number of directors to be elected to the Board at the 2010 Annual Meeting of Stockholders. The Nominating and Governance Committee has nominated Messrs. Jackson and Nawaz to stand for election for a three-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees named below.
     Each of the nominees named below is currently a director of our company, and each has indicated a willingness to serve as a director. The Nominating and Governance Committee of the Board of Directors selected each of the nominees named below. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee selected by the Nominating and Governance Committee.
     Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 2010 Annual Meeting:
Nominees for Term Expiring in 2013:
Guy C. Jackson, age 67
     Mr. Jackson has been a member of our Board of Directors since November 2003. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, he served as the audit partner on numerous public companies in Ernst & Young’s New York and Minneapolis Offices. Mr. Jackson also serves as a director and chair of the audit committees of Cyberonics, Inc., EpiCept Corporation, Life Time Fitness, Inc. and Urologix, Inc.
Ahmed Nawaz, age 60
     Mr. Nawaz has been a member of our Board of Directors since October 2006. Since July 2009, Mr. Nawaz has been the Executive Vice President of Worldwide Sales, Marketing and Corporate Development at Spansion Inc. and from November 2006 to June 2009, he was Executive Vice President for the Wireless Solutions Division at Spansion Inc. On March 1, 2009, Spansion Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Mr. Nawaz was a management consultant from January 2006 to November 2006. Prior to that, Mr. Nawaz was Executive Vice President, Worldwide Sales of Agere Systems Inc., a provider of integrated circuit solutions, from March 2001 to December 2005. Mr. Nawaz was President of Worldwide Sales, Strategy and Business Development, from April 2000 to March 2001 and President, Integrated Circuits Division, from June 1998 to April 2000 of Lucent’s Microelectronics and Communications Technologies Group. He joined AT&T in 1992 and moved to Lucent following its spin-off from AT&T in 1996. Mr. Nawaz was Vice President of Lucent’s Network Communications business unit from January 1996 to July 1998. While at AT&T, he was Vice President of the Applications business unit from 1994 to 1995. Prior to joining AT&T, Mr. Nawaz was at Texas Instruments where he was responsible for the personal computer business unit from 1990 to 1992 and also held various marketing and product management positions.
Directors Whose Terms Expire in 2012:
Kenneth E. Millard, age 63
     Mr. Millard has been a member of our Board of Directors since October 1999. Mr. Millard was Chairman, Chief Executive Officer, President and a director of Telular Corporation, a telecommunications company, until February 2005, after serving as President and Chief Executive officer since April 1996 and Chairman since 2001. Prior to that, Mr. Millard was the President and Chief Operating Officer of Oncor Communications, a telecommunications company, from February 1992 to January 1996. Prior to that, he held various executive management positions at Ameritech Corporation and worked as an attorney for AT&T and Wisconsin Bell. Mr. Millard serves as chairman and a director of Dascom Systems Group LLC, a private corporation.
William N. Priesmeyer, age 64
     Mr. Priesmeyer has been a member of our Board of Directors since November 2005. He has been the Chief Executive Officer of Cymbet Corporation, a manufacturer of thin film energy cells for the semiconductor industry, since November 2001. Mr. Priesmeyer served as Senior Vice President and Chief Financial Officer of Jostens Inc., a producer of educational products, from August 1997 to June 2001. Prior to that, he held Chief Financial Officer positions at Waldorf Corporation, DataCard Corporation and Onan Corporation and was a Vice President at The Pillsbury Company. Mr. Priesmeyer began his career at Xerox Corporation.
Directors Whose Terms Expire in 2011:
Joseph T. Dunsmore, age 51
     Mr. Dunsmore joined our company in October 1999 as President and Chief Executive Officer and a member of the Board of Directors and was elected Chairman of the Board in May 2000. Prior to joining us, Mr. Dunsmore was Vice President of Access for Lucent Microelectronics, a telecommunications company now known as Agere Systems Inc., since June 1999. From October 1998 to June 1999, he acted as an independent consultant to various high technology companies. From February 1998 to October 1998, Mr. Dunsmore was Chief Executive Officer of NetFax, Inc., a telecommunications company. From October 1995 to February 1998, he held executive management positions at US Robotics and then at 3COM after 3COM acquired US Robotics in June 1997. Prior to that, Mr. Dunsmore held various marketing management positions at AT&T Paradyne Corporation from May 1983 to October 1995. Mr. Dunsmore is also a director of Analysts International Corporation.
Bradley J. Williams, age 49
     Mr. Williams has been a member of our Board of Directors since June 2001. Since April 2008, Mr. Williams has been the President of Doextra Corporation, a value-added reseller of Customer Relationship Management (CRM) software. From February 2007 to April 2008, Mr. Williams served as the Vice President of Sales for Doextra Corporation. From October 2005 to February 2007, Mr. Williams was the President of Catalyst Resources, L.C., a management consulting firm specializing in business development for entrepreneurs and small business owners. Prior to that, Mr. Williams was the Vice President of Sales for On Demand Technologies, a provider of technology driven communications products, from February 2004 to October 2005. Mr. Williams was the President of Relationship Marketing, Inc., a provider of marketing communications solutions, from August 2003 to February 2004 and he previously served as Executive Vice President, Sales of Relationship Marketing commencing June 2002. In January 2000, Mr. Williams co-founded Raviant Networks, Inc., a provider of comprehensive software solutions and professional services to the telecommunications industry, where he served as its Chief Operating Officer from April 2000 until June 2002. He also served as a director of Raviant from April 2000 to August 2002. From August 1996 to December 1999, Mr. Williams worked for Integrated Network Solutions, a value-added reseller of hardware, software and network services, where he started a telecommunications consulting division that was eventually spun off as Raviant Networks.
Director Independence
     None of the directors is related to any other director or to any executive officer of our company. The Board of Directors has determined that Messrs. Jackson, Millard, Nawaz, Priesmeyer and Williams, who constitute a majority of the Board of Directors, are “independent” as defined in the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). In making the independence determinations, our Board of Directors considered the following relationship: Mr. Nawaz, who has served as a director of our company since October 2006, is Executive Vice President of Worldwide Sales, Marketing and Corporate Development of Spansion Inc. During fiscal 2009 Digi purchased less than $90,000 of Spansion components exclusively through independent third party distributors in the ordinary course of business.
Committees of the Board of Directors and Meeting Attendance
     The Board of Directors met nine times during fiscal 2009. All directors attended at least 95% or more of the meetings of the Board and of the Committees on which they served during fiscal 2009. We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Following is a description of the functions performed by each of these Committees.
Audit Committee
     Our Audit Committee presently consists of Messrs. Jackson (Chairman), Priesmeyer and Williams. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable Nasdaq listing standards and regulations of the SEC and all members are financially literate as required by the applicable Nasdaq listing standards. In addition, the Board of Directors has determined that

Messrs. Jackson, Williams and Priesmeyer have the financial experience required by the applicable Nasdaq listing standards and Messrs. Jackson and Priesmeyer are each an “audit committee financial expert” as defined by applicable regulations of the SEC. The Audit Committee oversees our accounting, internal controls and financial reporting process by, among other things, taking action to oversee the independence of and annual audit by the independent registered public accounting firm and selecting and appointing the independent registered public accounting firm. The Audit Committee met nine times during fiscal 2009. As discussed below under the “Related Person Transaction Approval Policy”, the Audit Committee is also responsible for the review and approval or ratifications of transactions under our Related Person Transaction Approval Policy. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Investor Relations section of our website, www.digi.com. The Audit Committee reviews the Audit Committee Charter annually and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect changing circumstances and requirements.
Compensation Committee
     We have a Compensation Committee presently consisting of Messrs. Millard (Chairman), Jackson and Nawaz. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers. With respect to employees other than executive officers, the Compensation Committee oversees general compensation policies and reviews the annual incentive compensation structure. The Compensation Committee also oversees our benefit plans and administers the Digi International Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan, the Digi International Inc. Employee Stock Purchase Plan and the Digi International Inc. 2000 Omnibus Stock Plan. The Compensation Committee met 12 times during fiscal 2009. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which is available on the Investor Relations Section of our website, www.digi.com. The Compensation Committee reviews the Compensation Committee Charter annually and may recommend to the Board of Directors revisions to the Compensation Committee Charter to reflect changing circumstances and requirements. The processes and procedures used by the Compensation Committee for considering and determining executive and director compensation are described below under “Executive Compensation — Compensation Discussion and Analysis” on pages 9 through 18.
Nominating and Governance Committee
     We have a Nominating and Governance Committee, presently consisting of Messrs. Williams (Chairman), Millard and Priesmeyer. The Board of Directors has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Nominating and Governance Committee selects candidates as nominees for election as directors, advises the Board of Directors about the appropriate composition of the Board of Directors and its committees and oversees corporate governance matters. The Nominating and Governance Committee met four times during fiscal 2009. The responsibilities of the Nominating and Governance Committee are set forth in the Nominating and Governance Committee Charter, a copy of which is available on the Investor Relations Section of our website, www.digi.com. The Nominating and Governance Committee reviews the Nominating and Governance Committee Charter annually and may recommend to the Board of Directors revisions to the Nominating and Governance Committee Charter to reflect changing circumstances and requirements.
Director Nominee Selection Process and Criteria
     The Nominating and Governance Committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and/or use of a director search firm. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Nominating and Governance Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person’s willingness to serve. The Nominating and Governance Committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.
     Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Governance Committee will consider, at a minimum, the following factors in nominating existing and potential new members of the Board of Directors, in addition to other factors it deems appropriate based on the current needs and desires of the Board of Directors:
•	demonstrated character and integrity, an inquiring mind, experience at a strategy/policy setting level, sufficient time to devote to our affairs, and high-level managerial experience;

•	whether the member/potential member is subject to a potentially disqualifying factor, such as, relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•	the member’s/potential member’s independence;

•	whether the member/potential member assists in achieving a mix of members on the Board of Directors that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member/potential member has general and strategic business management experience and financial experience with companies of a similar size that operate in the same general industry as us;

•	whether the member/potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a member of the Board of Directors; and

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.
Stockholder Communications with the Board of Directors
     Stockholders may communicate with the Board of Directors by addressing correspondence to Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Lead Director. Mr. Nawaz currently serves as the Lead Director. All such communications will be forwarded directly to the Chairman. The Chairman will forward communications directed at particular members of the Board of Directors directly to the particular members. Communications directed to the Board of Directors in general will be handled by the Lead Director.
     We do not have a policy regarding attendance of members of the Board of Directors at annual meetings of our stockholders. One director attended the January 2009 Annual Meeting of Stockholders.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee is comprised entirely of independent, outside directors. No member of this committee was at any time during fiscal 2009 or at any other time an officer or employee of the Company or any of our subsidiaries or affiliates, or has had any relationship with our company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.
Report of the Audit Committee
     The role of our Audit Committee, which is composed of three independent non-employee directors, is one of oversight of our management and our independent registered public accounting firm in regard to our financial reporting and our internal controls respecting accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by our independent registered public accounting firm to ensure that no prohibited non-audit services are provided by the independent registered public accounting firm and that the independent registered public accounting firm’s independence is not compromised. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with our management and independent registered public accounting firm.
     The Audit Committee has (i) reviewed and discussed our audited consolidated financial statements for the fiscal year ended September 30, 2009 with our management; (ii) discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communication with audit committees; and (iii) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.
     Based on the review and discussions with management and our independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the SEC.
Guy C. Jackson (Chairman)
William N. Priesmeyer
Bradley J. Williams
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
     The compensation program goals for our four Named Executives (whom we refer to as Executives elsewhere) identified on the Summary Compensation Table on page 19 are to incent profitable growth and create long-term value for our shareholders. The ability, performance, commitment, and leadership qualities of our Executives are essential factors to drive shareholder value. Our “pay-for-performance” compensation programs reward sustained financial and operating performance and the creation of shareholder value, align the interests of our Executives with those of our shareholders, support retention goals, and attract qualified executive talent.
     Compensation elements are designed to simultaneously fulfill one or more performance, alignment, attraction and retention objectives. These elements consist of base salary, annual and quarterly cash incentive and equity incentive compensation. In determining the mix of compensation for each executive, we place less emphasis on base salary and greater emphasis on the opportunity for cash incentive compensation contingent upon quarterly and annual operating results and long-term equity compensation which grows in value only if the stock price increases over the term of the award.
     Our Compensation Committee (whom we refer to as Committee elsewhere), composed of three independent, non-employee directors, discharges board of directors’ responsibilities with respect to all forms of compensation for executives as well as general oversight of compensation plans. The Committee has the authority to retain outside counsel, experts and other advisors as it determines appropriate.
Compensation Objectives
Performance
     All components of our compensation program are designed to support our pay for performance philosophy.
     Base salary is designed to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and performance, and to be competitive with comparable benchmarks.
     Annual cash incentives reward our Executives for quarterly and annual Company financial performance.
     Equity incentive compensation, delivered in the form of stock options, rewards for long-term Company performance. The value of equity compensation is contingent upon the performance of Digi’s share price and is subject to vesting schedules that requires longer term commitment to the Company.
Alignment
     Key elements of compensation that align the interests of the Executives with shareholders include:
•	Annual and quarterly cash incentives that compensate the Executives for the achievement of key financial and strategic goals closely correlated to creating shareholder value.

•	Equity incentive compensation in the form of stock options, where the total value of those awards is based on stock price appreciation subsequent to the date of grant.
  Attraction and Retention
     The Executives collectively have 36 years of combined service with us and have been together as a team for nearly seven years. We retain our executives by using long-term, stock appreciation-based incentives as a significant determinant of the total compensation opportunity. We utilize stock options with extended four-year vesting as the long-term, stock appreciation-based element of total compensation.
     The annual cash incentive program supports the retention objective as it pays out only if the executive remains with us for the full year unless the executive is terminated without cause during the year. In that event, a pro-rated annual bonus is earned based on the number of months of service during the year and our actual financial performance against plan.
     Our severance arrangements and change in control option acceleration for Executives help achieve the goal of retaining executives by providing contractual arrangements that address the consequences of a change in control.
Compensation Determination Process
     The Compensation Committee does not use a specific formula to set compensation elements under each component, but instead designs the appropriate balance between short-term cash compensation and long-term equity compensation commensurate to the level of responsibility of the Executive. The factors the Committee considers when determining each compensation element include, but are not limited to, the following:
•	Executive’s current total compensation and the appropriate portion of the total compensation that should be performance-based;

•	Executive’s performance;

•	The qualifications of the Executive and the potential for development and performance in the future;

•	Compensation levels of comparable jobs at companies in our targeted peer group and our broad technology industry category with comparable annual revenues, and compensation of each Executive relative to that of our other executives other than our Chief Executive Officer;

•	The strategic goal achievement to which the Executives are held accountable;

•	The recommendations of the Chief Executive Officer (except with respect to his own compensation); and

•	Current financial conditions and goals of the Company.
     The Compensation Committee reviews the overall executive compensation program and specific compensation elements each year. The Committee begins this review process by determining the total cash compensation to be paid to an executive based on the factors listed above along with a review of the executive pay levels for comparable jobs as described below.
     To determine competitive compensation for comparable jobs, the Committee reviews compensation data for a targeted group of peer companies in addition to the compensation data of companies in our broad technology industry category with comparable annual revenues.
     After total cash compensation has been determined, our Committee determines the appropriate mix of base salary and performance-based compensation for each executive using the factors listed above. It has been the practice of the Committee to assign a higher percentage of the total cash compensation target to performance-based cash compensation rather than base salaries. Consequently, the Executives have base salaries that are generally below the median relative to comparable companies, while having cash incentive opportunities which, if earned, would generally result in actual total cash compensation above the median. When the compensation of an Executive is out of alignment with these principles, the Committee brings compensation into alignment over time.
     From the standpoint of cash incentive compensation, the Compensation Committee regards the Executives as a team, with common goals, and compensates them based largely on performance against common goals, measured by revenues, EBTDA and acquisitions.

     The Committee awards stock options based on the same principles of market comparisons of total compensation including long-term incentives combined with the remaining factors listed above.
     In connection with the compensation applicable to our 2009 fiscal year, the Committee reviewed the base salary, annual incentives and long-term equity incentive elements and levels for our executives after consideration of the competitive analysis report as prepared by our Vice President of Human Resources. This report contained competitive data on base salaries, annual incentives and long-term equity incentives from a peer group and a survey group. The peer group was selected in 2007 through an independent analysis and recommendation from Pearl Meyer & Partners and modified to reflect company data that was no longer available. The peer group selection process was based on criteria defined by Pearl Meyer & Partners, namely strong technology industry/product similarity, annual revenues, and market capitalization. The survey group contained data as reported by Radford and Associates, an independent third party compensation survey that the Company subscribes to. This survey data contained competitive information for high technology companies in our broad industry category and within a revenue range of $100 to $200 million. The Committee considered this information, in addition to the factors described above, to determine the appropriate base salary, annual cash incentives and equity incentive awards and when setting the corresponding compensation levels to be paid to Executives for fiscal 2009.
     In connection with the compensation process for the Executives for fiscal 2010, the Committee reviewed a competitive analysis of the base salary, annual incentives and long-term equity incentive elements and levels for our Executives. This assessment was compiled and presented by our Vice President of Human Resources. This assessment consisted of:
1.	A comparison of our compensation elements and levels against a peer group of comparable companies, as previously selected by Pearl Meyer & Partners. The 2010 peer group is consistent with that of 2009, with the exception of C-Cor which was deleted for 2010. The peer group comparison data was obtained through our subscription to Equilar, a third party executive compensation benchmarking service. The peer group companies have revenues between $66 million and $657 million and market capitalization between $52 million and $2.5 billion. The peer group consisted of the following companies:

Acme Packet	Communications Systems	Network Equipment Tech
Adaptec	Extreme Networks	Pctel
Adtran	Foundry Networks
Avocent	Network Engines
2.	A comparison of our compensation elements and levels against a larger group of public technology companies in our broad industry category with median revenue of $142 million. The compensation data of these companies were reported by Radford and Associates, in an independent third party compensation survey.

3.	The market composite of these individual comparisons.
     The Committee considered this information, in addition to the factors described above, when reviewing the competitive position of our Executives prior to making compensation decisions for fiscal 2010.
  Equity Grant Practices
     The exercise price of each stock option awarded to the Executives and other employees under our equity incentive plans is the closing price of Digi stock on the date of grant, which, for Executives, is the November Committee meeting date that follows the public announcement of our year-end results. Equity awards for other employees are generally made at the same time, although awards for new hires and for promotions and other performance-related awards are also made during the course of the year. Board and Committee meetings are generally scheduled several months in advance with regard to anticipated earnings announcement schedules as grants are only made when the Company’s trading window is open. Scheduling decisions are made without regard to anticipated earnings or other major Company announcements. Under our current practice, options awarded to our Executives include a provision for accelerated vesting upon a change in control.
  Management Participation
     Members of executive management participate in Committee meetings at the Committee’s request. Management’s role is to contribute input and analysis to the Committee’s discussions. Management does not participate in the final determination or recommendation of the amount or form of executive compensation, except that our Chief Executive Officer does participate in the final recommendation discussion, but not determination, of the amount and form of compensation to be paid to the other Executives.
  Use of Consultants
     From time to time, as noted above, the Compensation Committee uses outside compensation consultants to assist it in analyzing our compensation programs and determining appropriate levels of compensation and benefits. The decision to retain consultants and, if so, which consultants to retain, is made solely by the Committee.
Compensation Elements Used to Achieve Compensation Objectives
   Annual cash compensation
     Base salary. Base salaries need to be competitive to attract and retain key talent. Base salaries for our Executives depend on the scope of their responsibilities, their performance, and level of contribution to the business. Decisions regarding base salary increases also take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside our company. Base salaries are reviewed annually but not automatically increased. Adjustments are approved by the Committee based upon changes in competitive market data and the other factors noted above, or for changes in responsibilities due to promotion. Base salary levels reflect the Committee’s compensation philosophy of favoring compensation that is contingent on the achievement of performance objectives and de-emphasizing fixed compensation.
     Performance-Based Cash Incentives. This is the element of compensation paid in cash that rewards Executives for achievement of financial goals and other key measures that will create shareholder value. It encompasses three components:
•	The annual cash incentive provides the opportunity to receive quarterly and annual incentive payments depending on the degree to which we achieve quarterly and annual organic revenue and EBTDA goals. This incentive is typically divided into one or more specific financial metrics. Each metric has a minimum threshold of performance required for payment, ranging from 85% to 100%. EBTDA can be calculated from our audited financial statements by adding depreciation of property, equipment and improvements plus amortization of identifiable intangible assets and other assets, both of which are shown on our Consolidated Statements of Cash Flows, to income before income taxes, shown on our Consolidated Statements of Operations. Organic EBTDA is calculated by subtracting that portion of EBTDA pertaining to income before income taxes, depreciation, and identifiable intangible assets amortization for businesses acquired in the current fiscal year from the consolidated EBTDA.

•	The excess financial performance component provides the opportunity to receive an additional annual incentive payment depending on the degree to which annual organic financial performance exceeds the goal for the year. Excess financial performance metrics will be defined as either annual organic revenue and/or EBTDA based on the Committee’s determination at the beginning of the year. This component is self funded through incremental profitability. The excess component payment can range from 2.5% to 50% of an Executive’s annual cash incentive.

•	The acquisition component provides the opportunity to receive an additional annual incentive payment depending on the degree to which we successfully complete acquisitions meeting specified parameters for projected revenues and profitability during the fiscal year. The acquisition component for fiscal 2009 and fiscal 2010 was designed to incent Executives to acquire strategic and financially accretive product or services businesses. The acquisition component payment could range from 5% to 75% of an Executive’s annual cash incentive target depending on the first year projected revenues and gross profit margins (calculated before amortization of identifiable intangible assets for purchased and core technology) or EBTDA of any acquisitions completed during the year. Projected annual revenues, gross profit margins or EBTDA would be prepared by management but subject to Board review and scrutiny in connection with the process of approving an acquisition.
     Collectively, the components of the performance-based cash incentive program provide an annual maximum cash incentive opportunity to the Executives of up to 225% of an Executive’s annual cash incentive target in addition to the base salary of the Executive. If performance does not reach the specified threshold level for any component, no incentive will be paid.

     Annual incentives are paid annually following the release of our audited consolidated financial statements. Quarterly incentives are paid quarterly upon the release of our quarterly unaudited consolidated financial statements.
     Incentive targets and potential incentive amounts are determined by the Committee near the start of each fiscal year based upon elements of our board-approved business plan for that year and, in some years, have included other objective measurements of quarterly or annual financial success as the Committee determines to approve. The Committee receives and considers the input of the Chief Executive Officer in regard to setting annual incentive targets for the other Executives.
     From time to time, the Compensation Committee has also awarded discretionary cash bonuses based upon its assessment of an executive’s performance and contributions, and may do so in the future.
  Equity awards
     As currently administered by the Compensation Committee, our equity incentive compensation program is solely in the form of non-statutory stock options, although our stock incentive plans also authorize other forms of equity-based compensation. Stock option awards are made to Executives annually and on other dates that correspond to the executive’s start date with us, promotions or, in rare cases, an extraordinary performance award. Stock options are awarded to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with those of our shareholders, and retain executives through the term of the awards. Stock option grant amounts have historically been based upon our overall strategic, operational and financial performance and the factors for performance-based awards listed above and reflects the Executives’ expected contributions to our future success. Existing ownership levels are generally not a factor in award determinations as we do not want to discourage executives from accumulating Digi stock; however, the Committee may take into consideration an Executive’s previous option awards and approve larger awards to newer executives with fewer options by reason of their shorter tenure.
     Stock options have an exercise price equal to the closing sale price of a share of Digi common stock on the grant date. As a result, stock options only have value to the extent the price of Digi stock on the date of exercise exceeds the exercise price on grant date. For this reason the Committee believes that stock options are a motivational tool to drive shareholder value.
     Generally stock options granted become exercisable as to one-fourth of the shares beginning one year after the grant date and in 36 monthly installments as to the remainder, and have a maximum ten-year term. This vesting schedule aids us in retaining executives and motivating long-term performance. There are provisions for the acceleration of vesting upon the permanent disability or death of the executive or upon a change in control. From time to time, at the discretion of the Compensation Committee, a stock option grant may contain different terms for vesting or term if the Committee deems, that by doing so, we will better achieve our compensation objectives.
  Other compensation
     We provide our Executives with perquisites and benefits that we believe are reasonable and aligned with our overall executive compensation program objectives. Executives receive the same benefits that are available to all regular full-time employees with the sole addition of a supplemental life insurance policy. Executives, along with other regular full-time employees, may be entitled to the use of Company paid tickets to sporting events.
Compensation of Chief Executive Officer in Fiscal 2009
     The specific compensation paid to our Chief Executive Officer for fiscal 2009 reflects our performance against key financial measurements established by the Compensation Committee at the beginning of the year. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our 2009 Annual Report on Form 10-K filed with the SEC.
  Base Salary
     Mr. Dunsmore’s annual base salary for fiscal 2009 was set at $406,000, an increase of 4.1% over his fiscal 2008 base salary.

  Annual Cash Incentive
     Mr. Dunsmore’s employment agreement dated September 27, 2006 fixed his annual cash incentive target at not less than 100% of his base salary. Mr. Dunsmore’s cash incentive target based on financial objectives was set by the Committee at $406,000 with additional incentives described below for financial performance in excess of plan and acquisitions.
     For fiscal 2009, the Committee set an incentive compensation plan based on performance against financial and strategic goals. This plan included both quarterly and annual incentive opportunity, an excess revenue component and an acquisition component.
     During the second fiscal quarter of 2009, the Committee discontinued all incentive plans for the remainder of the fiscal year. This decision was based on the continued economic pressures and the Company’s objectives for profitability. As part of this process, Mr. Dunsmore consented to the elimination of the incentive opportunity as defined in his employment agreement.
     Mr. Dunsmore did receive a cash incentive payment for quarterly performance during the first fiscal quarter of 2009. This Quarterly Financial Objective component had a cash incentive target (and maximum) of $40,600, 60% dependent on revenue and 40% on EBTDA, as previously defined. There was a minimum of 85% achievement required to earn payment. A cash incentive under this plan was earned as follows based on partial achievement of the revenue component:

	Goals (in thousands)		Performance (in thousands)		Incentive
Quarter ended	Revenue	EBTDA	Revenue	EBTDA	Payment
December 31, 2008	$47,800	$7,067	$41,361	$3,469	$16,991
     Equity Incentive Compensation.
     Mr. Dunsmore received an option award in fiscal 2009 in the amount of 150,000 shares.
Compensation of Chief Financial Officer and other Executives in fiscal 2009
     Base Salary and Annual Cash Incentive Targets
     Mr. Krishnan. For fiscal 2009, the annual base salary and annual cash incentive target remained unchanged at $241,500 for each element. This decision was based on the competitive assessment conducted.
     Mr. Kraft. For fiscal 2009, Mr. Kraft’s annual base salary was increased to $226,500 from $217,500 in fiscal 2008 and his annual cash incentive target increased to $226,500 from $217,500 in fiscal 2008. This increase was based on the competitive assessment and performance.
     Mr. Young. For fiscal 2009, Mr. Young’s annual base salary was increased to $234,000 from $225,000 in fiscal 2008 and his annual cash incentive target increased to $187,500 from $180,000 in fiscal 2008. This increase was based on the competitive assessment and performance.
     Annual Cash Incentive Plan
     For fiscal 2009, the Committee set an annual cash incentive plan based on performance against financial and strategic goals for Messrs. Krishnan, Kraft and Young. This plan included both quarterly and annual incentive opportunity, an excess revenue component and an acquisition component.
     During the second fiscal quarter of 2009, the Compensation Committee discontinued all incentive plans for the remainder of the fiscal year. This decision was based on the continued economic pressures and the Company’s objectives for profitability. Messrs. Krishnan, Kraft and Young all consented to the elimination of this incentive opportunity.
     Messrs. Krishnan, Kraft and Young had the same Quarterly Financial Objective incentive plan structure. The plan goals and weighting were identical to that of Mr. Dunsmore.

     Mr. Krishnan had a first quarter fiscal 2009 incentive target of $24,150 and earned a payment of $10,107.
     Mr. Kraft had a first quarter fiscal 2009 incentive target of $22,650 and earned a payment of $9,479.
     Mr. Young had a first quarter fiscal 2009 incentive target of $18,750 and earned a payment of $7,847.
     Equity Incentive Compensation
     In fiscal 2009, Mr.. Krishnan received an option award of 45,000 shares. Mr. Kraft and Mr. Young each received a stock option award of 50,000 shares.
Compensation of Chief Executive Officer for Fiscal 2010
     Overview
     The combination of base salary and annual cash incentive compensation for financial objectives, if fully achieved, would put Mr. Dunsmore’s compensation at approximately the 70th percentile relative to the market as determined by the annual competitive assessment, with even higher achievement possible based on performance in excess of plan and acquisitions as discussed below.
     Base Salary
     Mr. Dunsmore’s annual base salary for fiscal 2010 remains at $406,000.
     Annual Cash Incentive
     For fiscal 2010, Mr. Dunsmore’s annual cash incentive has been set at 100% of base salary, or $406,000 per the terms of his employment agreement.
     Thirty percent (30%) of Mr. Dunsmore’s annual cash incentive is based on achievement of quarterly revenue objectives. These quarterly objectives, approved by the Committee, are considered confidential commercial and financial data, the disclosure of which would result in competitive harm to the Company. The quarterly objectives were determined after taking into account historical seasonal patterns in quarterly performance, projected revenue opportunity, and were set to be comparable as to the degree of difficulty in achievement as in previous years. There is a 85% minimum achievement required to earn any payment for this component and a maximum payment of 100%.
     The remaining seventy percent (70%) of Mr. Dunsmore’s annual cash incentive is based on achievement of annual organic EBTDA targets as approved by the Committee. Payment of this component begins upon exceeding annual organic EBTDA goals. Full payment of this component will be earned if the Company exceeds the annual organic EBTDA goal by 22.9%. Any payment earned is made after the end of the fiscal year. As this component is designed to provide payment for superior profitability performance only with payment beginning only after achievement of the annual organic EBTDA plan, the degree of difficulty is much greater than in past years. The Committee considers the annual organic EBTDA goal confidential commercial and financial data, the disclosure of which would result in competitive harm to the Company.
     Excess Financial Performance Component
     Another feature of Mr. Dunsmore’s cash incentive plan for fiscal 2010 is the possibility of an additional bonus of up to 50% of his annual cash incentive target based upon a scale for the achievement of organic EBTDA beginning at 23% above annual plan. Maximum payment of additional 50% under this component would be made for achievement at 45.8% above annual plan.

     Acquisition Incentive
     As in fiscal 2009, Mr. Dunsmore’s fiscal 2010 compensation plan contains an additional incentive opportunity for the completion of strategic and financially sound acquisitions. The program provides for a bonus ranging up to 75% of his annual cash incentive target based on completed acquisitions that meet the parameters described below.

Acquisition Revenue Size
(Cumulative
for multiple acquisitions)(1)
(in millions)	Percent of Cash Incentive Target(2)
$10-20	10%
$20-30	20%
$30-50	25%
$50 or more	50%

(1)	Based on first full year projected revenue post acquisition, determined from time of acquisition forward.

(2)	The acquisition incentive, expressed as a percentage of the annual base salary, is subject to adjustment up or down based upon the first full year projected gross profit margin or EBTDA post acquisition (depending on the type of business acquired and calculated in accordance with generally accepted accounting principles consistently applied by Digi as defined above):
Once the percent of Cash Incentive Target is determined using the above schedule, it is multiplied by the following:

Gross Profit Margin	EBTDA
(product based	(service based
acquisitions)	acquisitions)	Multiplier
Below 50%	Below 15%	.5x
50% - 60%	15% - 25%	1.0x
60% - 70%	25% - 35%	1.2x
70%+	35%+	1.5x
     Equity Incentive Compensation.
     On November 24, 2009, Mr. Dunsmore received a stock option award of 185,000 shares.
Compensation of Chief Financial Officer and other Executives for fiscal 2010
     Base Salary and Annual Cash Incentive Targets
     Mr. Krishnan. For fiscal 2010, the Committee increased Mr. Krishnan’s base salary to $260,000 from $241,500, a 7.7% increase. Mr. Krishnan’s annual cash incentive target was set at $208,000 a 20% decrease from previous target of $241,500. The Committee felt that this modification in plan mix was an appropriate adjustment given predominate market practices for similar positions.
     Mr. Kraft. For fiscal 2010, Mr. Kraft’s annual salary will remain at $226,500 and his cash incentive target will also remain at $226,500.
     Mr. Young. For fiscal 2010, Mr. Young’s annual salary will remain at $234,000 and his cash incentive target will remain at $187,500.
     Annual Cash Incentive
     The annual cash incentive compensation of Messrs. Krishnan, Kraft and Young for fiscal 2010 will be determined by achievement against quarterly and annual financial objectives established at the beginning of the year. Messrs. Krishnan, Kraft and Young have identical goals and percentage weightings and payment criteria as those of Mr. Dunsmore described above.

     Excess Financial Performance
     Messrs. Krishnan, Kraft and Young have identical bonus opportunity as Mr. Dunsmore for excess financial performance (as described above). Each have the opportunity to earn up to an additional 50% of their annual cash incentive target.
     Acquisition Incentive
     Messrs. Krishnan, Kraft and Young have identical bonus opportunity as Mr. Dunsmore for the completion of acquisitions (as described above). Each have the opportunity to earn up to an additional 50% of their annual cash incentive target.
     Equity Incentive Compensation
     Messrs. Krishnan, Kraft and Young each received a stock option award on November 24, 2009 for 50,000 shares, 60,000 shares and 60,000 shares, respectively.
Employment Agreements and Change in Control Provisions
     As discussed in greater detail under “Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements” on page 23, Digi and our Chief Executive Officer, Mr. Dunsmore, are parties to an employment agreement. That agreement provides that, if we terminate Mr. Dunsmore’s employment without cause: (1) he will receive a lump sum equal to one year’s base salary and commencing 12 months after termination, he will receive base salary payments for an additional year (for a total of two years); and (2) in addition to the base salary continuation for two years, Mr. Dunsmore will receive a pro rata bonus based on the number of months that he was employed by us during the year in which his employment was terminated and our actual performance against the annual objectives set by the Committee. Mr. Dunsmore’s stock options vest upon a change in control of our Company.
     We also have severance agreements with our other Executives. See “Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements” on page 23-24. Each of these three Executives have a letter agreement that provides that if his employment is terminated by us without cause at any time, he will be entitled to receive severance equal to one year’s base salary and a bonus (if earned) that will be based on the number of months of service during the fiscal year and our actual financial performance against plan as determined through their annual incentive compensation plan.
     Mr. Krishnan’s stock options provide for accelerated vesting upon a change in control of our Company, and the options granted to Messrs. Young and Kraft on or after November 26, 2007 also provide for accelerated vesting upon a change in control of our Company.
Accounting and Tax Impacts of Executive Compensation
     Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of one million dollars per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility.
     Our Compensation Committee considers our ability to fully deduct compensation in accordance with the one million dollar limitations of Section 162(m) in structuring our compensation programs. However, the Compensation Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of us and our shareholders.
     None of our executives has ever been compensated in a manner that would be non-deductible under Section 162(m), although for fiscal 2009 and 2010 the Committee established performance-based goals for our Chief Executive Officer which, if achieved, would result in annual base salary and other cash compensation exceeding the one million dollar deductible maximum.

Director Compensation
     As discussed in greater detail on page 25 under the caption “Compensation of Directors,” Digi’s non-employee directors who beneficially own not more than 5% of our common stock are compensated for a year of board service from one annual meeting of stockholders to the next. Per the terms of its equity compensation plan, the Digi International Inc. 2000 Omnibus Stock Plan, the Compensation Committee has discretion in awarding of all stock options to non-employee directors.
     In January 2009, in the exercise of its discretion, the Committee awarded annual option awards to non-employee directors per the compensation plan for non-employee directors, as modified in January of 2008. Options awarded become fully vested after one year. Other than in the case of an outside director who is elected at other than an annual meeting, options are awarded to directors at a regularly scheduled meeting of the Committee in January following the annual meeting of stockholders and the public announcement of first quarter financial results. The Committee presently expects to continue to make a one-time stock option award to any newly elected director, as well as to continue to compensate newly elected directors ratably for service during any stub term. In January 2009, the compensation plan for directors was modified to include a $5,000 fee to be paid to the Lead Director.
The Committee conducts periodic competitive reviews of the compensation plan of non-employee directors. The current program is designed to provide non-employee directors with a non-elective combination of cash and options have a targeted aggregate value ranging from approximately $90,000 to $120,000 per director depending on committee service. Based on the 2008 competitive analysis provided by Pearl Meyer & Partners, we believe that this compensation puts Digi within the 50th to 65th percentile relative to its peer group (described above). Total direct compensation on non-employee directors consists of the following components:
•	An annual cash retainer for each non-employee director of $25,000.

•	An annual option award for each non-employee director with a targeted value of $80,000. The actual number of shares will be determined by dividing the targeted option award value of $80,000 by the Black-Scholes valuation per share (utilizing the Company’s current model for determination of the value per share).

•	An annual cash fee for the Audit Committee Chair of $10,000, with an annual cash fee for other Audit Committee members of $5,000.

•	An annual cash fee for the Compensation Committee Chair of $7,500, with an annual cash fee for other Compensation Committee members of $3,750.

•	An annual cash fee for the Nominating Committee Chair of $5,000, with an annual cash fee for other Nominating Committee members of $2,500.

•	An annual cash fee of $5,000 for the Lead Director.
     The compensation plan for newly elected non-employee directors also includes an initial option award amount with a targeted value of $100,000. The actual number of shares will be determined by dividing the targeted option award value of $100,000 by the Black-Scholes valuation per share (using the Company’s current model for determination of the value per share).
Report of the Compensation Committee
     The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in Digi’s Annual Report on Form 10-K for the year ended September 30, 2009 and Digi’s 2009 proxy statement. This report is provided by the following independent directors, who comprise the Committee:
Kenneth E. Millard (Chairman)
Guy C. Jackson
Ahmed Nawaz

Summary Compensation Table
     The following Summary Compensation Table contains information concerning annual and long-term compensation provided to the individuals who served as Chief Executive Officer and Chief Financial Officer and our other two executive officers (whom we have referred to elsewhere and here as the “Named Executives”) during the past three fiscal years.
Summary Compensation Table

				Non-Equity
				Incentive
			Option	Plan	All Other
		Salary	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($) (2)	($) (3)	($) (4)	Total ($)
Joseph T. Dunsmore
Chairman of the Board, President	2009	$406,000	$367,313	$16,991	$10,229	$800,533
and Chief Executive Officer	2008	$390,000	$362,425	$127,780	$9,543	$889,748
	2007	$375,000	$252,046	$343,995	$9,232	$980,273

Subramanian Krishnan
Senior Vice President, Chief	2009	$241,500	$218,995	$10,107	$9,598	$480,200
Financial Officer and Treasurer	2008	$241,500	$241,543	$79,125	$8,840	$571,008
	2007	$241,500	$193,011	$221,533	$9,645	$665,689

Larry A. Kraft
Senior Vice President of Sales and	2009	$226,500	$220,257	$9,479	$9,391	$465,627
Marketing	2008	$217,500	$219,514	$61,322	$8,256	$506,592
	2007	$199,712	$173,461	$180,647	$9,185	$562,405

Joel K. Young
Senior Vice President of Research	2009	$234,000	$201,542	$7,847	$9,377	$452,766
and Development, and Chief	2008	$225,000	$193,588	$39,622	$8,436	$466,646
Technical Officer	2007	$207,771	$134,993	$149,803	$9,511	$502,078

(1)	The “Salary” column presents the base salary earned during the fiscal year, including any amounts contributed by the Named Executives to our 401(k) plan.

(2)	The “Option Awards” column presents the dollar amount of compensation expense recognized by us for financial reporting purposes during fiscal 2007, 2008 and 2009, in accordance with authoritative guidance issued by the Financial Accounting Standards Board (FASB) related to stock-based compensation, in connection with all outstanding grants of options (including grants made prior to fiscal 2007, 2008 and 2009) to each of the Named Executives. We calculated these amounts based on the grant date fair value of the awards using the valuation assumptions set forth in Note 12 to our fiscal 2009 audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive.

(3)	The “Non-Equity Incentive Plan Compensation” column presents cash bonuses earned during fiscal 2007, 2008 and 2009 under our annual incentive plan.

(4)	Amounts shown in the “All Other Compensation” column include the following*:

		Digi	Value of Supplemental
		Contribution to	Life Insurance
Name	Year	401(k) Plan	Premiums	Total
Joseph T. Dunsmore	2009	$9,744	$485	$10,229
	2008	$9,058	$485	$9,543
	2007	$8,747	$485	$9,232

Subramanian Krishnan	2009	$8,603	$995	$9,598
	2008	$7,845	$995	$8,840
	2007	$8,650	$995	$9,645

Larry A. Kraft	2009	$9,151	$240	$9,391
	2008	$8,016	$240	$8,256
	2007	$8,945	$240	$9,185

Joel K. Young	2009	$9,087	$290	$9,377
	2008	$8,146	$290	$8,436
	2007	$9,221	$290	$9,511

*	In addition to the amounts set forth above, our named executive officers received perquisites for which there was no incremental cost to our company. These perquisites include use of season tickets and suites at certain venues that Digi subscribes for or leases for business-related entertainment. Tickets for individual events that remain unused by Digi for business-related entertainment are periodically made available to Named Executive Officers and other employees for personal use. However, as such subscriptions and leases are made for entire seasons or annual periods rather than individually by event, there is no incremental cost to Digi associated with periodically providing such tickets for personal use.

Grants of Plan-Based Awards
     For services during fiscal 2009, the Named Executives received two types of plan-based awards: (i) cash awards under the annual incentive plan, and (ii) non-qualified stock option awards granted on November 25, 2008. Each stock option vests as to 25% of the shares subject to the option one year after the date of grant and in 36 monthly installments thereafter as to the rest of the shares, has a ten year term, and has an exercise price equal to the closing price of a share of our common stock on the date of grant. The annual incentive plan is described on pages 9 through 18 in the “Compensation Discussion and Analysis.”
Grants of Plan-Based Awards in Fiscal 2009

					All Other
					Option
					Awards:
					Number of	Exercise or	Grant Date
		Estimated Future Payouts Under			Securities	Base Price	Fair Value
		Non-Equity Incentive Plan Awards			Underlying	of Option	of Option
	Grant		(1)		Options	Awards	Awards
Name	Date	Threshold	Target	Maximum	(#)	($/Sh) (2)	(3)
Joseph T. Dunsmore	11/25/08	$243,600	$406,000	$913,500	150,000	$8.49	$493,155
Subramanian Krishnan	11/25/08	$144,900	$241,500	$543,375	45,000	$8.49	$147,947
Larry A. Kraft	11/25/08	$135,900	$226,500	$509,625	50,000	$8.49	$164,385
Joel K. Young	11/25/08	$112,500	$187,500	$421,875	50,000	$8.49	$164,385

(1)	These columns present possible payments under the annual incentive plan for fiscal 2009. See the Summary Compensation Table for Fiscal 2009 (under the column “Non-Equity Incentive Plan Compensation”) for the actual amount paid to each Named Executive under the fiscal 2009 annual incentive plan. Threshold refers to the minimum amount payable if all three of the annual incentive plan components performed at the minimum threshold level required to earn any incentive. Target refers to the amount payable under the three components if specified targets are reached. Maximum refers to the maximum payout possible under the plan. As reported on Current Report on Form 8-K filed with the SEC on April 6, 2009, on March 31, 2009, each of our Named Executives agreed to the cancellation of all of their cash incentive compensation for fiscal 2009, other than bonuses previously paid for the quarter ended December 31, 2008 to the Named Executives for the achievement of quarterly financial objectives in that quarter.

(2)	The exercise price for the options granted was the closing price of our common stock on the Nasdaq Global Select Market on November 25, 2008, the date the options were granted.

(3)	This column shows the full grant date fair value under authoritative guidance issued by FASB related to stock-based compensation of the stock options granted to the Named Executives in fiscal 2009 (without any reduction for forfeiture assumptions related to service-based vesting conditions).

Outstanding Equity Awards at Fiscal 2009 Year-End
     The table below provides information on each Named Officer’s outstanding equity awards as of September 30, 2009. The equity awards consist solely of stock options.
Outstanding Equity Awards at Fiscal 2009 Year-End

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options	Options	Option Exercise
		(#)	(#)	Price	Option
Name	Grant Date	Exercisable	Unexercisable (1)	($)	Expiration Date
Joseph T. Dunsmore	11/25/08	—	150,000	$8.49	11/25/18
	11/27/07	41,250	48,750	15.23	11/27/17
	9/27/05	80,000	—	10.44	9/27/15
	9/7/04	80,000	—	10.78	9/7/14
	11/5/03	60,000	—	9.65	11/5/13
	10/10/00	100,000	—	7.00	10/10/10
	10/25/99	240,000	—	12.00	10/25/09

Total		601,250	198,750

Subramanian Krishnan	11/25/08	—	45,000	$8.49	11/25/18
	11/27/07	13,750	16,250	15.23	11/27/17
	11/27/06	28,333	11,667	13.41	11/27/16
	9/27/05	50,000	—	10.44	9/27/15
	9/7/04	40,000	—	10.78	9/7/14
	11/5/03	35,000	—	9.65	11/5/13
	9/28/01	20,000	—	5.20	9/28/11
	4/27/00	85,000	—	5.75	4/27/10
	11/10/99	25,000	—	14.63	11/10/09

Total		297,083	72,917

Larry A. Kraft	11/25/08	—	50,000	$8.49	11/25/18
	11/27/07	16,042	18,958	15.23	11/27/17
	11/27/06	24,792	10,208	13.41	11/27/16
	11/28/05	33,542	1,458	12.73	11/28/15
	11/22/04	30,000	—	14.74	11/22/14
	11/5/03	14,000	—	9.65	11/5/13
	2/13/03	50,000	—	3.20	2/13/13

Total		168,376	80,624

Joel K. Young	11/25/08	—	50,000	$8.49	11/25/18
	11/27/07	16,042	18,958	15.23	11/27/17
	11/27/06	24,792	10,208	13.41	11/27/16
	11/28/05	23,958	1,042	12.73	11/28/15
	11/22/04	25,000	—	14.74	11/22/14
	11/5/03	20,000	—	9.65	11/5/13
	11/6/02	18,000	—	2.40	11/6/12
	9/28/01	40,000	—	5.20	9/28/11
	7/5/00	50,000	—	7.25	7/5/10

Total		217,792	80,208

(1)	All options vest as to 25% of the shares one year after the date of grant and in 36 equal monthly installments thereafter as to the rest of the shares.

Options Exercised and Stock Vested During Fiscal 2009
     The table below provides information regarding stock option exercises by the Named Officers during the fiscal year ended September 30, 2009. None of the Named Officers had any other form of stock award that vested during the most recent fiscal year.
Option Exercises and Stock Vested During Fiscal 2009

Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($) (1)
Joseph T. Dunsmore	—	—
Subramanian Krishnan	20,000	$117,490
Larry A. Kraft	—	—
Joel K. Young	—	—

(1)	Represents the difference between the market value of the shares acquired upon exercise and the aggregate exercise price of the shares acquired.
Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements
     Joseph T. Dunsmore. We and Mr. Dunsmore are parties to an employment agreement dated September 27, 2006, which set the minimum level of Mr. Dunsmore’s base salary at $375,000 and provides that if we terminate Mr. Dunsmore’s employment without cause he will receive: (1) his base salary for two years; and (2) a pro rata bonus based on the number of months that he was employed by us during the year in which his employment was terminated and our actual performance against the annual objectives set by the Committee.
     The employment agreement also provides that the Committee will review Mr. Dunsmore’s base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. Under the employment agreement, Mr. Dunsmore is entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dunsmore. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in its discretion, award Mr. Dunsmore a bonus in addition to any other bonus to which he is otherwise entitled.
     The employment agreement also provides that Mr. Dunsmore is entitled to the benefits and perquisites which we generally provide to our other employees under our applicable plans and policies. The vesting of stock options awarded to Mr. Dunsmore accelerates upon a change-in-control of our company or termination of employment due to death or disability.
     Subramanian Krishnan. We and Mr. Krishnan are parties to a letter agreement dated March 26, 1999, as amended, which provides that if Mr. Krishnan’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to one year’s base salary and a bonus (if earned) that will be prorated for the portion of the fiscal year through the termination date. The vesting of stock options awarded to Mr. Krishnan accelerates upon a change-in-control of our company or termination of employment due to death or disability.
     Lawrence A. Kraft. We and Mr. Kraft are parties to a letter agreement dated July 30, 2007. Under this agreement, if Mr. Kraft’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months’ base salary and a prorated bonus based on the number of months worked during the year in which his employment was terminated, and our achievement of target goals at the time of the termination. The vesting of stock options awarded to Mr. Kraft accelerates upon his termination of employment due to death or disability. Since November 2007, the vesting of stock options awarded to Mr. Kraft accelerates upon a change-in-control of our company.
     Joel K. Young. We and Mr. Young are parties to a letter agreement dated July 30, 2007. The letter agreement provides that if Mr. Young’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months’ base salary and a prorated bonus based on the number of months worked during the year in which his employment was terminated, and our achievement of target goals at the time of the termination. The vesting of stock options awarded to Mr. Young accelerates upon his termination of employment due to death or disability. Since November 2007, the vesting of stock options awarded to Mr. Young accelerates upon a change-in-control of our company.
     Potential Payments Upon Termination or Change in Control
     The table that follows provides the estimated payments and benefits that would be provided to our Named Executives or their beneficiaries under the employment agreements and equity compensation plans described above under various scenarios involving a termination of employment and/or a change in control, and assuming that the event(s) occurred on September 30, 2009. For these purposes, “cause” generally refers to acts by an executive that result in a felony conviction, willful non-performance of material employment duties, or willfully engaging in fraud or gross misconduct that is materially detrimental to our financial interests.

		Death, Disability or
	Involuntary Termination	Change in Control
Compensation Element	Without Cause	(Single Trigger) (1)
Severance (2) Joseph T. Dunsmore	$812,000	—
Subramanian Krishnan	241,500	—
Larry A. Kraft	226,500	—
Joel K. Young	234,000	—

Pro Rata Bonus (3) Joseph T. Dunsmore	$16,991	—
Subramanian Krishnan	10,107	—
Larry A. Kraft	9,479	—
Joel K. Young	7,847	—

Accelerated Stock Options (4) Joseph T. Dunsmore	—	$4,500
Subramanian Krishnan	—	1,350
Larry A. Kraft	—	1,500
Joel K. Young	—	1,500

Total Joseph T. Dunsmore	$828,991	$4,500
Subramanian Krishnan	251,607	1,350
Larry A. Kraft	235,979	1,500
Joel K. Young	241,847	1,500

(1)	Situation in which there is a change in control but the individual continues in his job.

(2)	Severance arrangements generally provide Mr. Dunsmore with two years of base salary, and the other Named Executives with one year of base salary.

(3)	Pro rata bonus is based on the number of months that the individual was employed during the year in which his employment was terminated and our actual performance against the annual objectives set by the Committee. For purposes of this presentation, since the assumed date of termination was September 30, 2009, the bonus amount shown is the actual cash incentive earned for all of fiscal 2009.

(4)	Amounts represent the intrinsic value of stock option awards as of September 30, 2009 for which the vesting was accelerated. The value entered is based on the difference between $8.52, the closing price of our Common Stock on September 30, 2009 (the last trading day of the fiscal year) and the option exercise price.

COMPENSATION OF DIRECTORS
     Directors who are employees and non-employee directors who beneficially own more than 5% of our outstanding Common Stock serve without receiving compensation for service as a director. Concurrently with each Annual Meeting of Stockholders, the Compensation Committee sets the compensation of outside directors for the next year of Board service. In January 2009, the Committee compensated non-employee directors with a non-elective combination of cash and options having a targeted aggregate value ranging from approximately $90,000 to $120,000 per director depending on committee service. Total direct compensation consists of approximately one-quarter to one-third in cash and the remainder in stock options with an exercise price equal to the closing sale price on the date of grant, valued according to the Black-Scholes method. The following table describes the compensation arrangements with our non-employee directors during fiscal 2009.

Compensation Element	Amount Payable ($)
Annual Cash Retainers (1)	$25,000

• Board Member	10,000

• Audit Committee Chair	7,500

• Compensation Committee Chair	5,000

• Lead Director	5,000

• Nominating & Governance Committee Chair	5,000

• Audit Committee Member	3,750

• Compensation Committee Member	2,500

• Nominating & Governance Committee Member

Annual Stock Option Award (2)	$80,000	(2)
New Director Stock Option Award (3)	$100,000	(3)

(1)	Retainers are paid in quarterly installments each representing 25% of total annual retainer amount.

(2)	An annual stock option award is provided to each non-employee director on the date he is elected or re-elected to the Board at the annual meeting of stockholders and each such award becomes fully vested after one year. A director who is first elected to the Board between annual meetings of stockholders receives an option covering a prorated number of shares. The amount indicated in the table represents the Black-Scholes valuation target of the option award. The actual number of shares will be determined by dividing the targeted option award value of $80,000 by the Black-Scholes valuation per share (utilizing the Company’s current model for determination of the value per share).

(3)	A one-time stock option award received by each director elected for the first time to the Board. The amount indicated in the table represents the valuation target of the option award. The actual number of shares will be determined by dividing the targeted option award value of $100,000 by the Black-Scholes valuation per share (utilizing the Company’s current model for determination of the value per share). The options exercise price will be the closing price per share on the date of grant.

     The following table summarizes compensation provided to each non-employee director for services provided during fiscal year 2009.
Director Compensation for Fiscal 2009

	Fees Earned or
	Paid in	Option Awards	Total
Name	Cash ($)	($) (1)	($)
Guy C. Jackson	$38,750	$69,206	$107,956
Kenneth E. Millard	35,000	69,206	104,206
Ahmed Nawaz	33,750	70,935	104,685
William N. Priesmeyer	32,500	69,206	101,706
Bradley J. Williams	35,000	69,206	104,206

(1)	The amounts shown in the “Option Awards” column represent the dollar amount of compensation expense (without any reduction for forfeiture assumptions related to service-based vesting conditions) recognized by us for financial reporting purposes during fiscal 2009 in connection with all outstanding grants of options (including grants made prior to fiscal 2009) to each non-employee director. These amounts, and the grant date fair values shown in the table below, were calculated in accordance with authoritative guidance issued by FASB related to stock-based compensation, based on the grant date fair value of the awards using the valuation assumptions set forth in Note 12 to our fiscal 2009 audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. Information regarding the stock option awards made to the non-employee directors during fiscal 2009, and their aggregate option awards outstanding at September 30, 2009, is contained in the following table:

		Number of
		Shares		Grant Date	Total Number of
		Underlying	Option	Fair Value of	Shares Underlying
	Grant	Option Award	Exercise	Option Award	Options at 9/30/09
Name	Date	(#)	Price ($)	($)(1)	(#)
Guy C. Jackson	1/27/09	20,513	7.88	63,791	116,831
Kenneth E. Millard	1/27/09	20,513	7.88	63,791	58,331
Ahmed Nawaz	1/27/09	20,513	7.88	63,791	61,165
William N. Priesmeyer	1/27/09	20,513	7.88	63,791	73,081
Bradley J. Williams	1/27/09	20,513	7.88	63,791	101,331

(1)	This column shows the full grant date fair value under authoritative guidance issued by FASB related to stock-based compensation of the stock options granted to the Directors in fiscal 2009 (without any reduction for forfeiture assumptions related to service-based vesting conditions).
     Stock Option Awards. All options granted to non-employee directors have an exercise price equal to the fair market value of our Common Stock on the date of grant. Options granted become fully vested after one year.
RELATED PERSON TRANSACTION APPROVAL POLICY
     On April 24, 2007, our Board of Directors adopted a written policy (the “Related Person Transaction Approval Policy”) regarding transactions with any “Related Person,” which is defined to include any of our directors or nominees for directors, executive officers and greater than five percent stockholders and any of their respective immediate family members. In accordance with the policy, the Audit Committee is responsible for the review and approval or ratification of all transactions with Related Persons that are required to be disclosed under the rules of the Securities and Exchange Commission.

     The Related Person Transaction Approval Policy covers “Related Person Transactions” (as defined below) between us and any Related Person. Related Person Transactions include any transactions, arrangements or relationships involving the payment of money or other value involving us and in which a Related Person has a direct or indirect interest. A Related Person Transaction does not include:
•	payments of compensation to Related Persons for the Related Person’s service to us as a director, officer or employee;

•	transactions available to all employees or all stockholders on the same terms; or

•	transactions, which when aggregated with the amount of all other transactions between us and the Related Person or any entity in which the Related Person has an interest, involve less than $120,000 in a fiscal year.
     The Audit Committee must approve a Related Person Transaction prior to commencement of the transaction, except where the transaction is identified after it has commenced or first becomes a Related Person Transaction, in which case the Related Person Transaction will be brought before the Audit Committee for ratification. Our executives are responsible for disclosing all material information pertaining to any Related Person Transaction to the Audit Committee prior to entering into the transaction. The Audit Committee Chairperson has been granted the authority to approve transactions that arise between Audit Committee meetings provided that any actions taken by the Chairperson pursuant to such authority must be reported to the Audit Committee at its next regularly scheduled meeting.
     While the Audit Committee is permitted to use any factors it deems appropriate in determining whether to approve a Related Person Transaction, the Related Person Transaction Approval Policy requires the Audit Committee, at a minimum, to consider:
•	the fairness of the terms to us;

•	materiality of the transaction to us;

•	the role of the Related Person in arranging the Related Person Transaction;

•	the structure of the Related Person Transaction; and

•	the interests of all Related Persons in the Related Person Transaction.
The Audit Committee will only approve a Related Person Transaction if the Committee determines it is beneficial and fair to us.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the 1934 Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 2009.
PROPOSAL NO. 2 TO APPROVE THE DIGI INTERNATIONAL INC.
2000 OMNIBUS STOCK PLAN
AS AMENDED AND RESTATED
AS OF DECEMBER 4, 2009
Introduction
     In 2000, the Board of Directors adopted the Digi International Inc. 2000 Omnibus Stock Plan, which has been subsequently amended and restated. The Board of Directors subsequently increased the number of shares of Common Stock of the Company reserved for future purchase under the 2000 Omnibus Stock Plan by 2,500,000 shares, which increase was approved at the 2007 Annual Meeting of Stockholders. On December 4, 2009, the Board of Directors adopted, effective upon stockholder approval at the 2010 annual meeting, amendments to the Plan’s provisions relating to the number of shares of Common Stock authorized for issuance under the Plan and the expiration date of the Plan. The proposed amendments would do the following:

     1. Increase the number of shares of Common Stock that may be issued under the Plan by 2,500,000 from 3,250,000 to 5,750,000. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for stock options and any other awards to be granted under the Plan.
     2. Extend the expiration date of the Plan from November 6, 2010 to December 4, 2019. The purpose of this amendment is to ensure that the Company is able to continue to grant stock options and other awards under the Plan until December 4, 2019.
     The Board directed that the Company submit the 2000 Omnibus Stock Plan to the stockholders of the Company for approval at the January 2010 Annual Meeting of Stockholders. The following discussion refers to the 2000 Omnibus Stock Plan, as it would be amended and restated if the amendments described above are approved by a majority of the stockholders present and entitled to vote at the January 2010 Annual Meeting of Stockholders, as the “Omnibus Plan.” A copy of the Omnibus Plan, marked to show changes effected by the proposed amendments, is attached as Exhibit A to this Proxy Statement.
     The Compensation Committee and the Board of Directors continues to believe that stock-based compensation programs are a key element in achieving the Company’s continued financial and operational success. The Company’s compensation programs have been designed to motivate representatives of the Company to work as a team to achieve the corporate goal of maximizing stockholder return.
     As proposed to be amended and restated subject to stockholder approval, the Omnibus Plan provides that the Compensation Committee may grant options to purchase shares of Common Stock of the Company, not to exceed 5,750,000 shares in the aggregate. To date, 11,819 shares have been issued pursuant to the Omnibus Plan, 3,029,013 shares are subject to outstanding options and 2,709,168 shares remain available for future awards (including the 2,500,000 shares that are subject to stockholder approval). In the aggregate (excluding the 2,500,000 shares under the Omnibus Plan and 250,000 shares under the Employee Stock Purchase Plan that are subject to stockholder approval) under the Omnibus Plan, the Company’s Stock Option Plan, the Company’s Employee Stock Purchase Plan and the Non-Officer Stock Option Plan, there were approximately 5,415,081 shares subject to outstanding options or available for issuance. In the event this proposal and the proposal to approve the Digi International Inc. Employee Stock Purchase Plan are approved by the stockholders, there will be approximately 8,165,081 shares subject to outstanding options or available for issuance of stock-based awards. For more information regarding the shares available for issuance under the Omnibus Plan see “—Limitations On Awards and Shares Available” below.
     Under the terms of the Omnibus Plan, the pool of shares may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, the authorized share limit will be reduced by one (1) share of our Common Stock for every one (1) share subject to an option or stock appreciation right granted under the Omnibus Plan and 1.30 shares of our Common Stock for every one (1) share subject to an award other than an option or stock appreciation right.
     The descriptions set forth below are in all respects qualified by the terms of the Omnibus Plan.
Purpose
     The purpose of the Omnibus Plan is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Omnibus Plan is also intended to provide directors of the Company who are not employees of the Company (the “Outside Directors”) with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contributions to the Company and to aid in attracting and retaining Outside Directors. The amount and nature of the awards to be granted to Outside Directors are in the discretion of the Compensation Committee.
Administration
     The Omnibus Plan is administered by the Company’s Compensation Committee. The Compensation Committee has the authority to adopt, revise and waive rules relating to the Omnibus Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Compensation Committee may delegate its responsibilities under the Omnibus Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% stockholders of the Company under applicable Federal securities laws.
     The regulations under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) governing the deduction of compensation in excess of $1 million, require that the directors who serve as members of the Compensation Committee must be “outside directors.” The Omnibus Plan provides that directors serving on the Compensation Committee must be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the Compensation Committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services, other than benefits under a tax-qualified pension option plan, (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity, other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934.
Eligibility and Number of Shares
     All employees of the Company and its affiliates and other individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as consultants, advisors and directors are eligible to receive awards under the Omnibus Plan at the discretion of the Compensation Committee. Incentive stock options under the Omnibus Plan may be awarded by the Compensation Committee only to employees. There are approximately 449 total employees and others who provide services to the Company and its affiliates, any or all of whom may be considered for the grant of awards under the Omnibus Plan at the discretion of the Compensation Committee.
     The total number of shares of Company Common Stock available for distribution under the Omnibus Plan is 5,750,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. No more than 250,000 shares pursuant to stock options, no more than 100,000 shares of restricted stock and no more than 100,000 shares pursuant to stock appreciation rights may be granted to any one participant under the Omnibus Plan in any calendar year. Subject to this limitation, there is no limit on the number of shares in respect of which awards may be granted by the Compensation Committee to any person. The closing sale price of a share of the Company’s Common Stock on December 4, 2009 was $8.19.
     The Omnibus Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company, unless such amendments are determined by the Compensation Committee to be materially adverse to the participant and are not required as a matter of law. No amendment shall reduce the exercise price of, or “reprice,” any outstanding award, except as contemplated under the heading, “Adjustments, Modifications, Cancellation.” Any shares of Company Common Stock subject to awards under the Omnibus Plan which are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.
Types of Awards
     The types of awards that may be granted under the Omnibus Plan include restricted and unrestricted stock, incentive and non-statutory stock options, stock appreciation rights, performance units and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards will be exercisable by the participants at such times as are determined by the Compensation Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person’s legal representative, may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant’s death or pursuant to a qualified domestic relations order. However, the Compensation Committee may provide that awards, other than incentive stock options, may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer. No Award granted under the Omnibus Plan can have a term of more than 10 years.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee, and in some cases, a consultant, advisor or director, under the Omnibus Plan are as follows:
Restricted and Unrestricted Stock and Other Stock-Based Awards
     The Compensation Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Compensation Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Company Common Stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Compensation Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a stockholder, including without limitation, voting and dividend rights. The Omnibus Plan provides that no more than 1,000,000 shares in the form of restricted stock and 50,000 shares in the form of unrestricted stock can be issued under the Omnibus Plan.
Incentive and Non-statutory Stock Options
     Both incentive stock options and non-statutory stock options may be granted to participants at such exercise prices as the Compensation Committee may determine, provided that the exercise price of an option shall be not less than the fair market value of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Compensation Committee may determine, except that unless applicable Federal tax laws are modified, (i) no award may be granted under the Omnibus Plan after the expiration of the plan as amended and restated, which will be December 4, 2019, (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant, and (iii) the aggregate fair market value of the shares of Company Common Stock with respect to which incentive stock options held by an employee under the Omnibus Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.
     The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Compensation Committee. The Compensation Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Compensation Committee may prevent participants from purchasing options in any manner that could have adverse financial accounting consequences for the Company.
     In addition, options may be granted under the Omnibus Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.
Stock Appreciation Rights and Performance Units
     The value of a stock appreciation right granted to a participant is determined by the appreciation in Company Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Compensation Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Compensation Committee at the time the right is granted. The price specified by the Compensation Committee must be at least 100% of the fair market value of the specified number of shares of Company Common Stock to which the right relates determined as of the date the stock appreciation right is granted. Performance units entitle the participant to payment in amounts determined by the Compensation Committee based upon the achievement of specified performance targets during a specified term. Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Company Common Stock or a combination of cash and shares as determined by the Compensation Committee.
Limitations on Awards and Shares Available
     An aggregate of 2,709,168 shares of our Common Stock remain available for grant pursuant to the Omnibus Plan (including the 2,500,000 shares that are subject to stockholder approval). Shares that are subject to awards of options or stock appreciation rights granted under the Omnibus Plan will be counted against this limit as one (1) share for every one (1) share granted. Shares that are subject to awards granted under the Omnibus Plan other than options or stock appreciation rights will be counted against this limit as 1.30 shares for every one (1) share granted.

The shares of our Common Stock covered by the Omnibus Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.
     Any shares subject to an award under the Omnibus Plan are forfeited, cancelled, or returned to the Company for failure to satisfy vesting requirements, or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return or termination, again be available for grant under the Omnibus Plan. The following shares will, however, continue to be charged against the foregoing maximum share limitations and will not again become available for grant: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an Option, (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares subject to a stock appreciation right that are not issued in connection with the settlement of the stock appreciation right upon its exercise.
     Any shares that again become available for grant will be added back as (i) one (1) share if such shares were subject to an option or stock appreciation right granted under the Omnibus Plan, and (ii) as 1.30 shares if such shares were subject to awards other than options or stock appreciation rights granted under the Omnibus Plan.
Acceleration of Awards, Lapse of Restrictions, Termination of Employment, Forfeiture
     The Compensation Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options, stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of certain fundamental changes in the corporate structure of the Company, the death of the participant or such other events as the Compensation Committee may determine.
     In the event of the death or disability of a participant, options and stock appreciation rights that were not previously exercisable will become immediately exercisable in full if the participant was continuously employed by the Company and its affiliates between the date the option or stock appreciation right was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death. Options and stock appreciation rights accelerated due to death or disability will remain exercisable for one year following the participant’s death or disability. If a participant’s employment or other relationship with the Company terminates for any reason other than death or disability, then any option or stock appreciation right that has not expired or been terminated shall remain exercisable for three months after termination of the participant’s employment, but, unless otherwise provided in the agreement, only to the extent such option or stock appreciation right was exercisable prior to such participant’s termination of employment. If the participant is an Outside Director, the option or stock appreciation right shall remain exercisable until the expiration of the term, but, unless otherwise provided in the agreement, only to the extent that such option or stock appreciation right was exercisable prior to such Outside Director’s ceasing to be a director. In no event may an option be exercisable at any time after its expiration date, which date may not be later than the 10th anniversary of its date of grant. In no event shall a stock appreciation right have a term of more than 10 years.
     Unless otherwise provided in an agreement with respect to performance awards or restricted stock, or under other circumstances provided by the Compensation Committee, if a participant’s employment or other relationship with the Company and its affiliates terminates due to death or disability, the participant shall be entitled to (i) a payment with respect to performance units at the end of the performance cycle based upon the achievement of performance targets at the end of such period and prorated for the portion of the performance cycle during which the participant was employed and/or (ii) shall be entitled to receive a number of shares of restricted stock under outstanding awards that has been prorated for the term of the participant’s employment and for which portion the restrictions shall lapse.
     With respect to Awards made on or after December 4, 2009, notwithstanding any other provision of the Omnibus Plan or an agreement containing the terms and conditions of the award, if the Compensation Committee finds by a majority vote that a participant, before or after his termination of employment with the Company and its affiliates: (i) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an affiliate which conduct damaged the Company or an affiliate; (ii) substantially and repeatedly failed to perform duties of the office held by the participant as reasonably directed by the Company or an affiliate; (iii) committed gross negligence or willful misconduct with respect to the Company or an affiliate; (iv) committed a material breach of any employment agreement between the participant and the Company or an affiliate that is not cured within ten

(10) days after receipt of written notice thereof from the Company or the affiliate, as applicable; (v) failed, within ten (10) days after receipt by the participant of written notice thereof from the Company or an affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an affiliate’s business or operations; (vi) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an affiliate; (vii) harassed or discriminated against the Company’s or an affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; (viii) misappropriated funds or assets of the Company or an affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board; (ix) failed, due to some action or inaction on the part of the participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or an affiliate in the United States in compliance with all applicable immigration law; (x) disclosed trade secrets of the Company or an affiliate, then as of the date the Compensation Committee makes its finding, any Awards awarded to the participant that have not been exercised by the participant (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Compensation Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the participant and the damage done to the Company, will be final for all purposes. No decision of the Compensation Committee, however, will affect the finality of the discharge of the individual by the Company or an affiliate.
     With respect to awards made on or after December 4, 2009, the Compensation Committee may specify in an agreement containing the terms and conditions of the award that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of employment for cause, termination of employment for any other reason, violation of material policies of the Company and its affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company and its affiliates.
Adjustments, Modifications, Cancellations
     The Omnibus Plan provides that, upon the occurrence of an equity restructuring (within the meaning of authoritative guidance issued by FASB relating to stock-based compensation) that causes the per share value to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will be required to make an equitable adjustment to (i) the number and kind of shares of Common Stock that may be issued under the Omnibus Plan, (ii) the limitations on the number of shares of Common Stock that may be issued to an individual pursuant to an option or a stock appreciation right in any calendar year or that may be issued in the form of restricted or unrestricted stock, (iii) the number and kind of shares of Common Stock or, with certain exceptions, performance units, subject to an award, and (iv) the exercise price (if applicable) of any outstanding stock-based award. These adjustments are only required to the extent such outstanding awards would not otherwise automatically adjust in the equity restructuring. The Omnibus Plan provides that no adjustment will be made to incentive stock options if the adjustment would cause the incentive stock options to violate Section 422(b) of the Code, or if the adjustment would otherwise cause any type of award to be subject to adverse tax consequences under Section 409A of the Code.
     The Omnibus Plan also gives the Board the right to terminate, suspend or modify the Omnibus Plan, except that amendments to the Omnibus Plan are subject to stockholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the Omnibus Plan, in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company, the Compensation Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants or provide for substitution of such awards by the successor corporation.
Federal Tax Considerations
     The Company has been advised by its counsel that awards made under the Omnibus Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:
Restricted and Unrestricted Stock
     Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
     With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.
     When the participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.
Incentive Stock Options
     A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the Omnibus Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.
     Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a “disqualifying disposition”), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income.
     Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares and the tax consequences of such disqualifying disposition will be as described above.
     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.
Non-statutory Stock Options
     A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any non-statutory stock option is granted under the Omnibus Plan. When a participant exercises a non-statutory stock option, the participant will realize compensation taxable as ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.
Stock Appreciation Rights and Performance Units
     Generally (i) the participant will not realize income upon the grant of a stock appreciation right or performance unit award, (ii) the participant will realize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, when cash, shares of Common Stock or a combination of cash and shares are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance unit award and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.
Limitations on Deferred Compensation
     Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. The Company intends that any awards under the Omnibus Plan will comply with the requirements of Section 409A.
Potential Limitation on Company Deductions
     Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.
     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a Compensation Committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by stockholders. The Company intends that any stock options granted to covered employees will qualify as “performance-based compensation” for purposes of Section 162(m), thereby preserving any available corporate compensation deductions attributable to such options.
Withholding
     The Omnibus Plan permits the Company to withhold from cash awards, and to require a participant receiving Common Stock under the Omnibus Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.
New Plan Benefits
     No benefits or amounts have been granted, awarded or received under the Omnibus Plan that were subject to stockholder approval. In addition, the Compensation Committee will determine the number and types of awards that will be granted under the Omnibus Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the Omnibus Plan is approved by our stockholders.
Voting Requirements, Recommendation
     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Meeting is required for approval of the Omnibus Plan and the shares authorized under the Omnibus Plan. Proxies solicited by the Board will be voted for approval of the proposal, unless stockholders specify otherwise in their proxies.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE DIGI INTERNATIONAL INC. 2000 OMNIBUS STOCK PLAN AS AMENDED AND RESTATED ON DECEMBER 4, 2009.
PROPOSAL NO. 3 TO APPROVE THE DIGI INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED
AS OF DECEMBER 4, 2009
Introduction
     On November 10, 1995, the Board of Directors adopted the Digi International Inc. Employee Stock Purchase Plan, which was approved by the stockholders and became effective April 1, 1996. The Board of Directors subsequently increased the number of shares of Common Stock of the Company reserved for future purchase under the Purchase Plan by 750,000 shares and 500,000 shares, which increases were approved at the 2002 and 2007 Annual Meetings of Stockholders, respectively. On December 4, 2009, the Board of Directors approved an amendment to the Purchase Plan to increase the number of Shares of Common Stock of the Company that are reserved for future purchase under the Purchase Plan by an additional 250,000 shares. The purpose of this amendment is to ensure that the Company has sufficient shares reserved for future purchases by participants in the Purchase Plan. The Board of Directors has directed that the Purchase Plan, as amended and restated as of December 4, 2009 be submitted for approval by the stockholders at the 2010 Annual Meeting of Stockholders.
     The following discussion refers to the Employee Stock Purchase Plan, as it would be amended and restated if the amendment described above is approved by a majority of the stockholders present and entitled to vote at the 2010 annual meeting, as the “Purchase Plan.” A copy of the Purchase Plan, marked to show changes effected by the proposed amendments, is attached as Exhibit B to this Proxy Statement.
Purpose
     The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Administration
     The Purchase Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Purchase Plan, the Compensation Committee is authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan and to make such uniform rules as may be necessary to carry out its provisions.
Eligibility and Number of Shares
     If the proposed amendment is approved by the stockholders, there will be a total of 2,000,000 shares of Common Stock of the Company available for purchase under the Purchase Plan, subject to appropriate adjustments by the Compensation Committee in the event of certain changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. As of December 4, 2009, 551,529 shares of Common Stock were available for future issuance under the current Purchase Plan (including the 250,000 shares that are subject to stockholder approval). Shares sold pursuant to the Purchase Plan may be newly issued shares or treasury shares previously acquired by the Company.
     Any employee of the Company or a parent or subsidiary corporation of the Company (including officers and any directors who are also employees) is eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee has completed at least 90 days of continuous service and is customarily employed at least 20 hours per week. “Purchase Period” means each quarter of the Company’s fiscal year.
     Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form in advance of the Purchase Period to which it relates. The enrollment form authorizes payroll deductions beginning with the first payday in such Purchase Period and continuing until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate.
     No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.
     The Company currently has approximately 431 employees who are eligible to participate in the Purchase Plan.
Participation
     An eligible employee who elects to participate in the Purchase Plan authorizes the Company to make payroll deductions of a specified whole percentage from 1% to 10% of the employee’s gross cash compensation. A participant may, at any time during a Purchase Period, direct the Company to adjust the amount of deductions (within those limits) or make no further deductions, as set forth in greater detail in the Purchase Plan. A participant may also elect to withdraw from the Purchase Plan at any time before the end of a Purchase Period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash within 15 days. Any participant who stops payroll deductions may not thereafter resume payroll deductions for that Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.
     Amounts withheld under the Purchase Plan are held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of Common Stock of the Company as described below. No interest will be credited to a participant for amounts withheld.
Purchase of Stock
     Amounts withheld for a participant in the Purchase Plan are used to purchase Common Stock of the Company as of the last day of the Purchase Period at a price equal to the 85% of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of Common Stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of Common Stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he or she elects to purchase a lesser number of shares or to receive the entire amount in cash.
     If purchases by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash.
     Shares of Common Stock acquired by each participant are held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of Common Stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative. No certificates for fractional shares will be issued and participants will instead receive cash representing any fractional share. Dividends with respect to a participant’s shares held in the general account will, at the election of the participant, either be paid to the participant in cash or reinvested in additional shares of Common Stock of the Company. If a participant fails to make such an election, all dividends with respect to the participant’ shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock of the Company. Each participant is entitled to vote all shares held for the benefit of such participant in the general account.
     No more than $25,000 in Fair Market Value (determined on the first day of the respective Purchase Periods) of shares of Common Stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of the Company and any parent or subsidiary corporation of the Company by any participant for each calendar year.
Death, Disability, Retirement or Other Termination of Employment
     If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld will be applied to the purchase of shares of Common Stock as of the last day of the Purchase Period in which the participant’s employment terminated, unless the participant has properly notified the Company prior to the last day of such Purchase Period that he or she elects to receive a refund of all amounts previously withheld.

Rights Not Transferable
     The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.
Amendment or Modification
     The Board of Directors may at any time amend the Purchase Plan in any respect which shall not adversely affect the rights of participants pursuant to shares previously acquired under the Purchase Plan, provided that approval by the stockholders of the Company is required to (i) increase the number of shares of Common Stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and similar transactions), (ii) decrease the minimum purchase price, (iii) withdraw the administration of the Purchase Plan from the Compensation Committee, or (iv) change the definition of employees eligible to participate in the Purchase Plan.
Termination
     All rights of participants in any offering under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days’ notice has been given to all participants. Upon termination of the Purchase Plan, shares of Common Stock will be issued to participants in accordance with the terms of the Purchase Plan, and cash, if any, previously withheld and not used to purchase Common Stock will be refunded to the participants, as if the Purchase Plan were terminated at the end of a Purchase Period.
Federal Tax Considerations
     Participants will not recognize any income as a result of participation in the Purchase Plan until the disposal of shares acquired under the Purchase Plan or the death of the participant. Participants who hold their shares for more than 21 months or die while holding their shares will recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant or (ii) 15% of the fair market value of the shares on the first day of the Purchase Period in which the shares were purchased. If the holding period has been satisfied when the participant sells the shares or if the participant dies while holding the shares, the Company will not be entitled to any deduction in connection with the transfer of such shares to the participant.
     Participants who hold their shares for less than 21 months after the shares are transferred to them will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the ordinary income realized by the participants.
     Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares. Any additional gain or loss realized on the disposition of shares acquired under the Purchase Plan will be capital gain or loss.
New Plan Benefits
     No benefits or amounts have been granted, awarded or received under the Purchase Plan that were subject to stockholder approval. In addition, the benefits to be received by Digi’s executive officers, directors and employees as a result of the proposed amendment of the Purchase Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 250,000 share increase for which stockholder approval is sought under this Proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
THE DIGI INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND
RESTATED AS OF DECEMBER 4, 2009.

Equity Compensation Plan Information
The following table gives information as of September 30, 2009 about the Company’s equity compensation plans, under which shares of its Common Stock may be issued.

(c)
Number of
Securities
	(a)		Remaining
	Number of	(b)	Available for
	Securities to	Weighted-	Future Issuance
	be Issued Upon	Average	Under Equity
	Exercise of	Exercise Price	Compensation
	Outstanding	of Outstanding	Plans (Excluding
	Options,	Options,	Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights	Rights	Column (a))

Equity Compensation Plans Approved by Security Holders	3,487,283	$11.26	1,364,177	(1)
Equity Compensation Plans Not Approved by Security Holders (2)	1,046,614	$9.29	-0-

Total (3)	4,533,897	$10.80	1,364,177

(1)	Includes securities available for future issuance under stockholder approved compensation plans other than upon the exercise of options, warrants or rights, as follows: 1,062,648 shares under the Company’s 2000 Omnibus Stock Plan and 301,529 shares under the Company’s Employee Stock Purchase Plan.

(2)	Relates to the Digi International Inc. Non-Officer Stock Option Plan only.

(3)	The table does not include information for equity compensation plans assumed by the Company pursuant to the acquisition of NetSilicon, Inc. in February 2002. Pursuant to the Agreement and Plan of Merger, the Company assumed options to purchase 4,134,658 shares of common stock of NetSilicon granted under three different plans, which became exercisable for an aggregate of 2,687,528 shares of common stock of the Company. All of the options assumed by the Company remain subject to the assumed plans until the options are exercised or expire. As of September 30, 2009, 180,535 options remained outstanding at a weighted average exercise price of $18.30. The Company cannot grant additional awards under these assumed plans.

Equity Compensation Plan Not Approved by Stockholders — Digi International Inc. Non-Officer Stock Option Plan
In April 1998, the Board adopted the Digi International Inc. Non-Officer Stock Option Plan (the “Non-Officer Plan”). The Non-Officer Plan has not been approved by the stockholders of the Company.
Plan Administration
The Non-Officer Plan is administered by the Compensation Committee. The Compensation Committee may delegate all or any part of its authority to a one person committee consisting of the Chief Executive Officer of the Company for purposes of granting awards.
Shares Subject to the Non-Officer Plan
As of September 30, 2009, 1,046,614 shares of the Company’s common stock were subject to outstanding awards granted under this Plan. No shares are available for future award grants, and no additional awards may be made under this Plan. Pursuant to the Non-Officer Plan, the Compensation Committee must adjust the number of shares and the purchase price per share to give effect to adjustments made in the number of outstanding shares of common stock of the Company pursuant to mergers, consolidations, splits, combinations, or other changes in capitalization as described in the Non-Officer Plan.
Eligibility
All employees of the Company and its subsidiaries who are not also officers or directors of the Company, and consultants to the Company or its subsidiaries, were eligible to receive awards under the Non-Officer Plan.
Incentive and Non-Statutory Stock Options
The Non-Officer Plan authorizes the grant of non-statutory stock options. Because the Non-Officer Plan has not been approved by the Company’s stockholders, under the Internal Revenue Code of 1986, as amended, incentive stock options were not granted under the Non-Officer Plan. The exercise price of an option was determined by the Compensation Committee. The exercise price could not be less than 50% of the fair market value, as defined in the Non-Officer Plan, of the Company’s common stock on the date the option is granted. Stock options could be granted and exercised at such times as the Compensation Committee may determine, provided that the term could not exceed ten years from the date of grant. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, bank draft or money order, by delivery of shares of Company common stock having a fair market value on the date the option is exercised equal to all or any part of the option price of the common stock being purchased or any combination of the above.
Transferability and Termination of Options
The Non-Officer Plan allows the recipient to transfer options to members of his or her immediate family under certain circumstances. Other than such transfers to family members, no option shall be assignable or transferable by the recipient other than by will or the laws of descent and distribution. If a recipient’s employment or other relationship with the Company or its affiliates is terminated for any reason other than death or disability, then any unexercised portion of such recipient’s award will generally be forfeited, except as provided in the Non-Officer Plan or such recipient’s agreement or by the Compensation Committee. Upon death or disability, any unexercised portion of such recipient’s award will automatically vest. Upon a change in control as described in the Non-Officer Plan, the Compensation Committee shall declare all outstanding options cancelled at the time of the change in control in exchange for cash in the amount described in the Non-Officer Plan unless appropriate provisions have been made for the protection of the outstanding options by the substitution of such options for options to purchase appropriate stock of the surviving entity in the change in control.
Adjustments, Modifications, Termination
The Non-Officer Plan gives the Board the right to amend, suspend or discontinue the Non-Officer Plan. Amendments to the Non-Officer Plan are subject to stockholder approval, however, if needed to comply with applicable laws or regulations. The Compensation Committee may generally also alter or amend any agreement covering an award granted under the Non-Officer Plan to the extent permitted by law.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, or one of its predecessors, has been the independent registered public accounting firm for us since 1986. The Audit Committee has again selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2010, subject to ratification by the stockholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Audit Committee will reconsider its selection.
     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.
Audit and Non-Audit Fees
     The following table presents fees for fiscal 2009 and 2008 for professional audit services performed by PricewaterhouseCoopers for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements for each quarter in fiscal 2009 and 2008 and all other services performed:

	Year Ended September 30,
	2009	2008
Audit Fees	$615,369	$660,285
Audit-Related Fees	—	—
Tax Fees (1)	—	30,000
All Other Fees	—	—

Total	$615,369	$690,285

(1)	Tax Fees in fiscal 2008 consisted primarily of fees related to transfer pricing.
     The Audit Committee pre-approved all of the services described above pursuant to engagements that occurred in fiscal 2009 and 2008. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of our independent registered public accounting firm.
     The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and each recurring permissible non-audit service to be provided by the independent registered public accounting firm during the fiscal year. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis, and delegates authority to grant such pre-approvals during the year between Audit Committee meetings to the Audit Committee Chairman. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accounting firm’s independence.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

ADDITIONAL MATTERS
     Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, including financial statements, is being mailed with this Proxy Statement.
     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.
By Order of the Board of Directors,

James E. Nicholson
Secretary
Dated: December 8, 2009

Exhibit A
Digi International Inc.
2000 Omnibus Stock Plan
as Amended and Restated as of
December 4, 2009
(effective as of December 4, 2009, subject to stockholder approval)
     1. Purpose. The purpose of the Digi International Inc. 2000 Omnibus Stock Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its Affiliates and Outside Directors with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel and Outside Directors of outstanding ability.
     2. Definitions.
     2.1 The capitalized terms used elsewhere in the Plan have the meanings set forth below.
     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.
     (b) “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.
     (c) “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.
     (f) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).
     (g) “Company” means Digi International Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
     (h) “Effective Date” means the date specified in Plan Section 12.1.
     (i) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.
     (k) “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

     (l) “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:
     (i) the closing sale price of a Share on such date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred
     (A) on the composite tape for NASDAQ-listed shares, or
     (B) if the Shares are not quoted on the composite tape for NASDAQ-listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or
     (ii) if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or
     (iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.
     In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.
     (m) “Full Value Award” means any Award other than an Option or Stock Appreciation Right.
     (n) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.
     (o) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.
     (p) “Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.
     (q) “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).
     (r) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
     (s) “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.
     (t) “Outside Director” means a director who is not an Employee.
     (u) “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.
     (v) “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.
     (w) “Performance Units” means an Award made pursuant to Plan Section 11.
     (x) “Plan” means this Digi International Inc. 2000 Omnibus Stock Plan, as may be amended and in effect from time to time.

     (y) “Restricted Stock” means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.
     (z) “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.
     (aa) “Share” means a share of Stock.
     (bb) “Stock” means the common stock, par value $.01 per share, of the Company.
     (cc) “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.
     (dd) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.
     (ee) “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.
     (ff) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.
     (gg) “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.
     2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
     3. Administration and Indemnification.
     3.1 Administration.
     (a) The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors.
     (b) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.
     (c) To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

     (d) It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.
     (e) The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.
     3.2 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     4. Shares Available Under the Plan and Maximum Awards.
     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.1(a) and 16 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 5,750,000*. Any Shares that are subject to Awards of Options shall be counted against the maximum Share limitation as one Share for every one Share granted, and Awards of Stock Appreciation Rights shall be counted against this maximum Share limitation as equal to the number of Shares to which such Stock Appreciation Rights relate. Any Shares that are subject to Full Value Awards shall be counted against this maximum Share limitation as 1.30 Shares for every one Share granted. The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury.
     (a) Any Shares subject to an Award under this Plan that expires, is forfeited, cancelled, or returned to the Company for failure to satisfy vesting requirements, or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return or termination, again be available for grant under the Plan. Each Share that again becomes available for grant pursuant to the preceding sentence shall increase the total number of Shares remaining available for Awards by (i) one Share if such Share was subject to an Option or Stock Appreciation Right granted under the Plan, and (ii) 1.30 Shares if such Share was subject to a Full Value Award. The following Shares will, however, continue to be charged against the foregoing maximum Share limitations and will not again become

*	Includes 2,500,000 shares added to the Plan subject to stockholder approval.

available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right upon its exercise.
     (b) Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.
     Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.
     (c) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.
     4.2 Individual Award Limitations. Subject to adjustment pursuant to Plan Section 16, the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 250,000, the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Restricted Stock is 100,000, and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000.
     5. Eligibility. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.
     6. General Terms of Awards.
     6.1 Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.
     6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2. Each award granted to a Participant shall have such Term as the Committee shall determine at the time of grant; provided, however, that any such Term shall not exceed 10 years.
     6.3 Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant the references to “Participant” shall mean the original grantee of an Award and not any Transferee.
     6.4 Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:
     (a) Options and Stock Appreciation Rights.
     (i) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.
     (ii) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s disability.
     (iii) If a Participant’s employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.
     (iv) Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii) and (iii), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii) and (iii), except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.
     (b) Performance Units. If a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.
     (c) Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant’s death or disability, the Participant shall be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.
     6.5 Rights as Stockholder. Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.
     7. Restricted Stock Awards.
     (a) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.
     (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.
     (c) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.
     (d) A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.
     (e) No more than 1,000,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock. This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.
     8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. No more than 50,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions. This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.
     9. Stock Options.
     9.1 Terms of All Options.
     (a) An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Sections 9.2 and 19).
     (b) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Provided, however, that a Participant exercising a stock option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.
     (c) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.
     (d) Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the 10th anniversary date of its grant.
     9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
     (i) the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Plan Section 20);
     (ii) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;
     (iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and
     (iv) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair

Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.
     10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right. The Term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such Term shall not exceed 10 years.
     11. Performance Units.
     11.1 Initial Award.
     (a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or more of the Company’s or a group’s, unit’s, Affiliate’s or an individual’s performance. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.
     (b) Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.
     11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.
     12. Effective Date and Duration of the Plan.
     12.1 Effective Date. The Plan is effective as of November 6, 2000.

     12.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or December 4, 2019** (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.
     13. Plan Does Not Affect Employment Status.
     (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.
     (b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.
     14. Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.
     15. Amendment, Modification and Termination of the Plan.
     (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.
     (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.
     16. Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of authoritative guidance issued by the Financial Accounting Standards Board relating to stock-based compensation) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of Shares that may be issued under the Plan, (ii) the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right or in the form of Restricted Stock in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions and (iii) the number and kind of Shares or, subject to Plan Section 11.2, Performance Units, subject to and the exercise price (if applicable) of any then outstanding Awards of Options, Stock Appreciation Rights,

** Changed from November 27, 2016, subject to stockholder approval.

Restricted Stock, Performance Units or any other Awards related to shares of Stock (to the extent such other Awards would not otherwise automatically adjust in the equity restructuring); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Awards, no such adjustment shall be authorized to the extent that such adjustment would cause the Awards to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), including a Fundamental Change (subject to Plan Section 17), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Option or Stock Appreciation Right be amended for the sole purpose of reducing the exercise price or grant price thereof.
     17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:
     (a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or
     (b) at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.
     Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

     18. Prohibition on Repricing. Without the approval of the Company’s stockholders, the Committee will not reprice, adjust or amend the exercise price of any Option or the grant price of any Stock Appreciation Right previously awarded, whether through amendment, cancellation and replacement grant or any other means, except pursuant to Section 16 of the Plan in connection with an equity restructuring, or pursuant to Section 17 of the Plan in connection with a Fundamental Change, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Plan.
     19. Forfeitures
     (a) Forfeiture for Cause. With respect to Awards made on or after December 4, 2009, notwithstanding any other provision of the Plan or an Agreement, if the Committee finds by a majority vote that a Participant, before or after his termination of employment with the Company and its Affiliates: (i) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (ii) substantially and repeatedly failed to perform duties of the office held by the Participant as reasonably directed by the Company or an Affiliate; (iii) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) committed a material breach of any employment agreement between the Participant and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (v) failed, within ten (10) days after receipt by the Participant of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations; (vi) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate; (vii) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; (viii) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board; (ix) failed, due to some action or inaction on the part of the Participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law; (x) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Participant that have not been exercised by the Participant (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.
     (b) Forfeiture Events. With respect to Awards made on or after December 4, 2009, the Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of employment for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Affiliates.
     20. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the

Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
     21. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
     22. Limits of Liability.
     (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
     (b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
     23. Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
     24. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
     25. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
     26. Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.
     27. Requirements of Law.
     (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

     (b) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Exhibit B
DIGI INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED AS OF DECEMBER 4, 2009
(effective December 4, 2009, subject to stockholder approval)
     1. PURPOSE AND SCOPE OF PLAN. The purpose of this Digi International Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Digi International Inc. (the “Company”) with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.
     2. DEFINITIONS.
     2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan:
     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.
     (b) “Board of Directors” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     (d) “Committee” means three or more Disinterested Persons designated by the Board of Directors to administer the Plan under Section 13.
     (e) “Common Stock” means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of the Company.
     (f) “Company” means Digi International Inc.
     (g) “Compensation” means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.
     (h) “Disinterested Persons” means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.
     (i) “Eligible Employee” means any employee of the Company or an Affiliate who has been employed for at least 90 days and whose customary employment is at least 20 hours per week; provided, however, that “Eligible Employee” shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     (k) “Fair Market Value” of a share of Common Stock as of any date means, if the Company’s Common Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale prices for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, however, Fair Market

Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.
     (l) “Participant” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.
     (m) “Plan” means this Digi International Inc. Employee Stock Purchase Plan, as amended from time to time.
     (n) “Purchase Period” means each quarter of the Company’s fiscal year. The first Purchase Period will be the quarter that starts April 1, 1996 and ends June 30, 1996.
     (o) “Recordkeeping Account” means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.
     (p) “Share” means a share of Common Stock.
     3. SCOPE OF THE PLAN. Shares of Common Stock may be sold by the Company to Eligible Employees commencing April 1, 1996, as hereinafter provided, but not more than 2,000,000* shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.
     4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.
     5. AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.
     5.1. Subject to the provisions of the Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant’s Recordkeeping Account; provided, however, that the Fair Market Value (determined on the first day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of (i) $25,000 over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Common Stock previously acquired by the Participant in any prior Purchase Period during such calendar year. Notwithstanding the foregoing, no Eligible Employee shall be granted an option to acquire shares of Common Stock under this Plan which permits the Eligible Employee’s rights to purchase shares of Common Stock under this Plan and all employee stock purchase plans of the Company and the Affiliates to accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated at a ratable portion of the maximum number of shares of Common Stock which may be sold.

* Includes 250,000 shares subject to stockholder approval.

     5.2. The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (a) or (b) below: (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period. (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.
     6. METHOD OF PARTICIPATION.
     6.1. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.
     6.2. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any whole percent of Compensation withheld, but not exceeding ten percent (10%) per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first day of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company, as hereinafter provided.
     6.3. Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.
     7. RECORDKEEPING ACCOUNT.
     7.1. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.
     7.2. No interest will be credited to a Participant’s Recordkeeping Account.
     7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.
     7.4. A Participant may not make any separate cash payment into the Recordkeeping Account.
     8. RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.
     8.1. A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to adjust the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be adjusted in accordance with the Participant’s direction.
     8.2. Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.
     8.3. At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant’s Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.
     8.4. Notification of a Participant’s election to adjust or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Company.
     9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant’s Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant’s employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 15 days all amounts credited to his or her Recordkeeping Account.
     10. PURCHASE OF SHARES.
     10.1. As of the last day of the Purchase Period, the entire credit balance in each Participant’s Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant’s Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 will be refunded to the Participant.
     10.2. Shares of Common Stock acquired by each Participant shall be held in a general account maintained for the benefit of all Participants.
     10.3. Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her only upon request of the Participant or his or her representative directed to the Company. No Certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.
     10.4. Dividends with respect to a Participant’s shares held in the general account will, at the election of the Participant, either be paid to the Participant in cash or reinvested in additional shares of Common Stock. If a Participant fails to make such an election, all dividends with respect to the Participant’s shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock.
     10.5. Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general account.
     11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to his or her account or certificates have been issued to him or her, both as provided in Section 10.
     12. RIGHTS NOT TRANSFERABLE. A Participant’s rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.
     13. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.
     14. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. In the event of any equity restructuring (within the meaning of authoritative guidance issued by the Financial Accounting Standards Board relating to stock-based compensation) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to the number, class and purchase price of Shares that may be purchased under the Plan. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.
     15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.
     16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.
     17. EFFECTIVE DATE OF PLAN. This Plan shall consist of an offering commencing April 1, 1996, and ending June 30, 1996, and continuing on a quarterly basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days’ notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participant’s Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.
     18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.
     19. MISCELLANEOUS.
     19.1. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.
     19.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.
     19.3. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.
     19.4. Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

DIGI INTERNATIONAL INC. 11001 Bren Road East Minnetonka, Minnesota 55343
Annual Meeting of Stockholders
Monday, January 25, 2010
3:30 p.m.
Minneapolis Marriott Southwest
5801 Opus Parkway
Minnetonka, Minnesota
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DIGI INTERNATIONAL INC. 11001 Bren Road East Minnetonka, Minnesota 55343	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 25, 2010
The undersigned hereby appoints Joseph T. Dunsmore and Subramanian Krishnan, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of Digi International Inc. held of record by the undersigned at the close of business on November 27, 2009, at the Annual Meeting of Stockholders to be held on January 25, 2010, or any adjournment thereof.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
See reverse for voting instructions.

Company #

Vote by Internet, Telephone or Mail 24 hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET — www.eproxy.com/dgii/
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 22, 2010.
PHONE — 1-800-560-1965
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 22, 2010.
MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.
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1.	Election of Directors:	01 Guy C. Jackson 02 Ahmed Nawaz	☐	FOR nominees listed (except as indicated)	☐	WITHHOLD AUTHORITY to vote for the nominees
Messrs. Jackson and Nawaz will be elected for a term of three years.						listed

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Digi International Inc. 2000 Omnibus Stock Plan as Amended and Restated as of December 4, 2009.	☐	For	☐	Against	☐	Abstain

3.	Approval of the Digi International Inc. Employee Stock Purchase Plan as Amended and Restated as of December 4, 2009.	☐	For	☐	Against	☐	Abstain

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the 2010 fiscal year.	☐	For	☐	Against	☐	Abstain
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IN CASE ANY NOMINEE IS NOT A CANDIDATE FOR ANY REASON, THE PROXIES MAY VOTE FOR A SUBSTITUTE NOMINEE SELECTED BY THE NOMINATING AND GOVERNANCE COMMITTEE. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Notice Language
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on
January 25, 2010:
The Proxy Statement and Annual Report to Stockholders are available at:
http://www.proxydocs.com/dgii